Exhibit 6.221

D·R·HORTON®
America's Builder

HOME PURCHASE AGREEMENT

In consideration of the reciprocal covenants stated herein, **D.R. Horton, Inc.** ("*Seller*") and **Arrived Holdings, Inc** (collectively, "*Purchaser*") agree as follows:

1. CONVEYANCE. Seller shall sell to Purchaser and Purchaser shall purchase from Seller all that certain parcel or tract of land located in **JEFFERSON** County, Tennessee, with a street address of **2328 Beacon Rd., TALBOTT, TN 37877**, more particularly described as Lot **0027**, **Jefferson Park** (the "*Lot*"), together with all improvements thereon and all appurtenances thereto collectively referred to as the "*Property*."

2. PURCHASE PRICE AND METHOD OF PAYMENT. Subject to adjustment as may be provided herein, the Purchase Price for the Property shall be: **Two Hundred Seventy Three Thousand Seven Hundred Sixty Five and 00/100 Dollars ($273,765.00)** to be paid in cash as provided herein. The following is a breakdown of the Purchase Price as of the Effective Date (defined in Section 19 below):

Base Price	**$278,990.00**
Plus Lot Premium	**+ $3,000.00**
Plus Options Selected To Date	**+ $11,775.00**
Minus Option Incentive	**$ 0.00**
Minus Special Discount	**<$20,000.00>**
Total Purchase Price	**$273,765.00**

Purchaser acknowledges that the Special Discount shown above shall be provided to Purchaser as a credit against the Purchase Price only if Purchaser complies all of the terms and conditions of this Agreement and that such Special Discount shall be forfeited by Purchaser if Purchaser breaches the Agreement in any respect. Purchaser further acknowledges that the above-stated Incentives are subject to the terms and conditions (including, without limitation, closing deadlines) set forth in Seller's marketing materials pertaining to such Incentives.

The terms of the subsection (a or b) checked below shall also apply.

⊘ a. No Financing Contingency.

Purchaser shall pay to Seller the Purchase Price in cash at Closing (See Section 16 below). Within three (3) business days of the Effective Date, Purchaser shall provide documentation to Seller that will verify to Seller's reasonable satisfaction that Purchaser has the available funds necessary to purchase the Property according to the terms of this Agreement. If Purchaser does not provide such documentation to Seller within that time period, then Seller may at its option terminate this Agreement by providing written notice to Purchaser of termination, in which event Seller shall retain the Earnest Money (see Section 4 below) and neither party shall have any further obligation or liability to the other hereunder.

O b. Financing Contingency

(1) Purchaser shall use its best efforts to obtain a loan (the "*Loan*") in the principal amount of no more than **80%** of the Purchase Price, reduced to the next lowest hundred dollars, to be secured by a first priority mortgage on the Property. The proceeds of the Loan, together with the balance of the Purchase Price, shall be paid to Seller by Purchaser in cash or other immediately available funds at Closing.

(2) Purchaser shall apply for the Loan within three (3) business days after the Effective Date. **Failure by Purchaser to apply for the Loan within that time-period or to pursue approval of the Loan diligently thereafter shall constitute a material breach of this Agreement by Purchaser**. Within seven (7) days after the Effective Date, Purchaser shall provide Seller with written evidence from Purchaser's lender confirming that Purchaser has been prequalified for the Loan (the "Prequalification Letter"). Within twenty-one (21) days of the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been conditionally approved (the "Conditional Approval Letter"). Within thirty (30) days after the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been fully and finally approved, with no conditions or contingencies (the "Final Approval Letter"). If Purchaser fails to provide the Prequalification Letter, Conditional Approval Letter or the Final Approval Letter to Seller by the respective deadlines stated above, then Seller, at Seller's option, may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser if Purchaser is not in breach of this Agreement, and thereafter neither party shall have any further liability or obligation to the other hereunder.

(3) Purchaser acknowledges that there are many different loan programs available from many different lenders. If the loan approval obtained by Purchaser contains any contingencies, Seller may require the satisfaction of those contingencies within the time period specified for obtaining the Final Approval Letter and terminate this Agreement if those contingencies are not waived or satisfied within that time; in which event, the Earnest Money shall be refunded to Purchaser, and neither party shall thereafter have any further liability or obligation to the other hereunder.

(4) Purchaser understands and acknowledges that certain loan/credit approvals are only valid for up to one hundred twenty (120) days. Purchaser shall update loan/credit approval documentation as needed in order to maintain current loan approval up until the date of closing. Purchaser agrees to execute all papers and perform all other actions necessary to obtain the Loan and to accept the Loan if approved by lender. Purchaser shall, in addition to the payment of principal and interest upon the Loan, pay at Closing such amounts as may be required by the lender to establish or maintain an escrow for insurance, property taxes or private mortgage insurance.

(5) **FOR FHA/VA LOANS ONLY:**

(i) **FHA Amendatory Clause.** If Purchaser applies for and obtains a commitment for an FHA-insured loan, then, notwithstanding any other provisions of this Agreement, Purchaser shall not be obligated to complete the purchase of the Property or to incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, unless Purchaser has been given, in accordance with HUD/FHA requirements, a written statement by the Federal Housing Commissioner or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $273,765.00. Purchaser shall have the privilege and option of proceeding with consummation of the Agreement without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. Purchaser should satisfy himself/herself that the price and condition of the Property are acceptable.

(ii) **Escape Clause for VA Loans:** It is expressly agreed that, if Purchaser applies for and obtains a commitment for a VA-guaranteed mortgage loan, then, notwithstanding any other provisions of the Agreement, Purchaser shall not incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, nor shall Purchaser be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. Purchaser shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)).

(iii) **Additional Funding:** Purchaser agrees that, should Purchaser elect to complete the purchase of the Property at an amount in excess of the appraised value, Purchaser shall pay such excess amount in cash from a source Purchaser agrees to disclose to the FHA or VA (as applicable) and that Purchaser represents will not be from borrowed funds, except as approved by the FHA or VA (as applicable).

3. RESERVED.

4. DEPOSITS.

a. Earnest Money. The parties hereby acknowledge that, as of the Effective Date, Purchaser has deposited with Seller or Seller's designated escrow agent earnest money in the amount shown below (the "*Initial Deposit*"). Purchaser shall deposit with Seller or Seller's designated escrow agent additional earnest money in the amounts shown below by the due dates shown below (the "*Additional Deposits*"). Failure by Purchaser to deliver any Additional Deposit(s) by the applicable due date shall constitute a material breach of this Agreement by Purchaser. The Initial Deposit and any Additional Deposits deposited by Purchaser are hereinafter referred to as the "*Earnest Money*," both individually and collectively. Upon execution of the Agreement by Seller, the Earnest Money shall be deposited and held in trust in a separate account. The schedule of Earnest Money deposits shall be as follows:

Earnest Deposits					
Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
12/09/2022				$13,688.00	$13,688.00
	12/09/2022	Wire Transfer	[redacted]		$13,688.00
			Total	$13,688.00	$13,688.00

b. Disbursement. At Closing, the Earnest Money shall be credited to Purchaser against the Purchase Price; otherwise, the Earnest Money shall be disbursed as provided herein. If any dispute arises between Purchaser and Seller as to the final disposition of all or part of the Earnest Money, Seller may, but shall not be required to, interplead all or any disputed part of the Earnest Money into a court of competent jurisdiction. If Seller interpleads the Earnest Money into a court, Seller shall be entitled to recover the costs of such interpleader, including reasonable attorney's fees incurred in connection with the interpleader, from the Earnest Money.

c. Deposits of VA Borrowers.

i. Purchaser Notice Regarding Mortgage Loan. Purchaser hereby represents that it [*SELECT ONE*] ○ DOES / ⊗ DOES NOT intend to apply for and obtain a mortgage loan guaranteed by the U.S. Department of Veterans Affairs (a "*VA Loan*") to purchase the Property. **IF PURCHASER DOES NOT CURRENTLY INTEND TO OBTAIN A VA LOAN, BUT LATER DECIDES TO OBTAIN A VA LOAN, PURCHASER SHALL PROMPTLY NOTIFY SELLER IN WRITING**.

ii. Trust Account; Disbursement. Notwithstanding any other provision of this Agreement, if Purchaser obtains a VA Loan, then the Earnest Money, Option Money (hereinafter defined), and all other sums deposited by Purchaser pursuant to this Agreement (collectively, the "*Deposits*") shall be deposited in a trust account that is safeguarded from the claims of creditors of Seller until the Deposits are (A) disbursed at Closing or (B) otherwise applied or disbursed in accordance with the terms of this Agreement.

5. SURVEY. Seller makes no warranty or representation whatsoever regarding any matter that would be shown or revealed by an accurate survey of the Property. Purchaser acknowledges this disclaimer by Seller of any warranty or representation regarding matters of survey, and hereby elects as follows (CHECK APPLICABLE OPTION):

⊗ **No Survey** – Purchaser elects not to obtain a current plat of survey of the Property, and Purchaser shall not be charged for a survey at Closing. Purchaser acknowledges that any title insurance policy issued in favor of Purchaser may contain an exception from coverage for all matters that would be revealed by a current survey of the Property.

○ **Survey** – Purchaser elects to obtain a current plat of survey of the Property. As an accommodation to Purchaser, at Closing Seller shall provide Purchaser with a plat of survey of the Property performed by an independent, licensed surveyor for the benefit of Purchaser, showing all structures and other improvements located on the Property as of the date of the survey. The survey shall be suitable for use by Purchaser to obtain title insurance for the Property without the standard exception for matters that would be shown or revealed by a current survey of the Property. Purchaser shall be responsible for the cost of the survey (not to exceed Seven Hundred and Fifty Dollars ($750)) and shall pay such cost at Closing. Seller may advance the cost of the survey for Purchaser, in which event Purchaser shall reimburse Seller at Closing. Seller makes no warranty or representation whatsoever regarding the quality, accuracy or reliability of any survey of the Property obtained for the benefit Purchaser pursuant to this subsection, and Purchaser shall look solely to the surveyor for same.

6. WARRANTY OF TITLE. Seller shall convey insurable fee simple title in and to the Property to Purchaser at Closing by special warranty deed (the "*Deed*"), subject to: (a) zoning ordinances affecting the Property; (b) utility, drainage and other easements, deed restrictions or other conditions or restrictions of record upon which do not prevent use or enjoyment of the Lot or the House constructed thereon; (c) subdivision covenants, conditions and restrictions; (d) all matters shown on the final plat for the subdivision where the Property is located; (e) all prior conveyances of all rights, titles and interests to all oil, gas, water, petroleum, natural gas, coal, lignite and other minerals and hydrocarbons, and all geothermal energy and resources, located in whole or in part on, in or under the Lot and/or that may be produced or extracted from the Lot; and (f) any matters that would be shown or revealed by a current survey of the Lot. As used in this Agreement, "insurable fee simple title" shall mean title which a title insurance company licensed to do business in Tennessee

will insure at its regular rates, subject only to its standard exceptions and those exceptions listed in subsections (a) through (e) above.

7. TITLE EXAMINATION. Purchaser shall have until ten (10) days prior to the Closing Date (as defined in Section 16 below) to examine title to the Property and to furnish Seller with a written statement of any exceptions to insurable title. If Purchaser does not serve Seller with notice of exception to insurable title prior to that date, Purchaser shall have waived any objection to title to the Property as it existed as of the Effective Date. If Purchaser does serve such notice on Seller prior to that date, the notice shall specify and itemize the exceptions to insurable title. If Seller does not remove any exceptions to insurable title within a reasonable time, Purchaser shall have the right to terminate this Agreement and to receive a refund of the Earnest Money and Option Money, if any, deposited with Seller or Seller's designated escrow agent. Under no circumstances shall Seller be obligated or required to remove or cure any exception to title to the Property that is a permissible exception to insurable title as defined in Section 6 above.

8. DESTRUCTION. If the home built on the Lot (the "*House*") is either totally destroyed or substantially damaged (as determined by Seller in its sole discretion) before Closing, either party may terminate this Agreement by written notice to the other within ten (10) days after the date of such destruction. From and after the Closing (see Section 16 below), all risk of loss to the Property shall be upon Purchaser.

9. INSPECTION.

a. Procedure. Prior to Closing, Seller shall have the right to deny access to the Lot to any person at any time, as Seller determines in its sole discretion. However, Purchaser or a professional home inspector contracted by Purchaser shall have the right to enter upon the Property at reasonable times during normal business hours for the purpose of inspecting, examining, testing and surveying the Property, solely at Purchaser's expense, provided that any such inspection must meet the following requirements and conditions (collectively, "*Inspections*"):

(1) Inspections by Purchaser:

(a) All Inspections by Purchaser must be scheduled through the sales representative for the Subdivision. These Inspections must be scheduled at least seven (7) days in advance, must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM) and must be in accordance with Seller's production schedule.

(b) Seller or its appointed representative shall have the right to accompany Purchaser during the Inspections.

(2) Inspections by an independent professional home inspector:

(a) All Inspections by a professional home inspector must be scheduled through the Community Construction Superintendent at least seven (7) days in advance and must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM). All requests for appointments to conduct an Inspection shall be subject to the Community Construction Superintendent's production schedule. NO INSPECTIONS WILL BE ALLOWED THAT HAVE NOT BEEN SCHEDULED WITH THE COMMUNITY CONSTRUCTION SUPERINTENDENT AT LEAST SEVEN (7) DAYS IN ADVANCE. SELLER WILL NOT DELAY CONSTRUCTION OR CLOSING TO ACCOMMODATE INSPECTIONS.

(b) Seller or its appointed representative shall have the right to accompany the home inspector during the Inspection.

(c) The home inspector must maintain all business licenses required by state and local law and must be: (i) either a licensed professional engineer, or (ii) a full-time home inspector and a member of the American Society of Home Inspectors, Inc. Furthermore, if the home inspector intends to use a drone at any time on or around the Property, the home inspector must be licensed by the Federal Aviation Administration to operate the drone. The home inspector must provide the Community Construction Superintendent with proof of all licenses and certifications required by this subsection (c) prior to, and as a requirement for, making an appointment for the Inspection.

(d) The home inspector must furnish Seller with proof that the home inspector has: (i) worker's compensation insurance in accordance with applicable law; (ii) errors and omissions insurance with coverage of no less than $300,000 per occurrence; (iii) general liability insurance with coverage of no less than $300,000.00 per occurrence; and (iv) if the home inspector intends to use a drone at any time on or around the Property, aviation liability insurance with coverage of no less than $1,000,000.00 per occurrence. The home inspector must provide the Community Construction Superintendent with proof of all insurance coverages required by this subsection (d) prior to, and as a requirement for, making an appointment for the Inspection.

Failure by Purchaser to follow the procedures set forth in this subsection shall constitute a material breach of this Agreement. Unauthorized entry onto the Lot by Purchaser, its agents or contractors shall constitute a material breach of this Agreement.

THE CLOSING SHALL NOT BE DELAYED DUE TO PURCHASER'S FAILURE TO SCHEDULE AND CONDUCT ALL INSPECTIONS SUFFICIENTLY IN ADVANCE OF CLOSING TO ALLOW SELLER TO ADDRESS ISSUES, IF ANY, IDENTIFIED BY THE INSPECTIONS.

b. **Purchaser's Indemnity**. Purchaser assumes all responsibility for the acts of Purchaser, Purchaser's agents, contractors or representatives in exercising Purchaser's rights under this Section, and shall indemnify and hold Seller harmless, to the extent permitted by applicable law, from any loss or expense Seller may suffer as a result of any claim or damage which arises directly or indirectly out of Purchaser's exercise of its rights under this Section. Notwithstanding any other provision herein, Purchaser's indemnity of Seller pursuant to this Section shall survive Closing and the termination of this Agreement for any reason.

c. **Inspection Results**. In the event any inspection by Purchaser or its agents or contractors reveals a purported defect in the Property, Purchaser shall provide Seller with written notice of the claim of defect. If a professional home inspection was performed, Purchaser shall provide Seller, within 48 hours of Purchaser's receipt, a true and complete copy of any report produced by the home inspector. If Seller determines the claim of defect is valid, Seller shall correct or repair the defect. If Seller determines the claim of defect is not valid, Seller shall notify the Purchaser of that determination within thirty (30) days of receipt of the written notice of claim of defect. Notwithstanding any other provision herein, Seller shall not be required to correct or repair any defect in construction that does not constitute a violation of: (1) the building code of the governing jurisdiction in which the Property is located, or (2) the building guidelines and standards of the provider of the Limited Warranty pursuant to Section 14(a) below.

d. **Walkthrough; Punch List**: Prior to Closing, Seller and Purchaser will meet at the Property to conduct a walkthrough inspection and orientation, in accordance with Seller's standard practices (the "*Initial Walkthrough*"). At the conclusion of the Initial Walkthrough, Purchaser and Seller shall prepare and sign a written list of items on the Property that the parties agree should be corrected, repaired or replaced (hereinafter, the "*Punch List*"). Seller shall thereafter correct, repair or replace the items listed on the Punch List. Under no circumstances shall Seller be required to correct, repair or replace any items on or of the Property that are not listed on the Punch List signed by Seller. Within a reasonable amount of time after the Initial Walkthrough but prior to Closing, Seller and Purchaser shall meet at the Property to conduct a second walkthrough inspection (the "*Final Walkthrough*") in order to confirm which items on the Punch List have been corrected, repaired or replaced. At the conclusion of the Final Walkthrough, the parties will prepare and sign an updated Punch List reflecting the current status of each item thereon. Seller's obligation to correct, repair or replace any items that are listed on the Punch List shall survive Closing. UNDER NO CIRCUMSTANCES SHALL CLOSING BE DELAYED DUE TO SELLER'S FAILURE TO COMMENCE OR COMPLETE CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST. UNDER NO CIRCUMSTANCES SHALL FUNDS BE ESCROWED AT CLOSING TO COVER THE COST OF CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST.

10. REAL ESTATE BROKER AND COMMISSION. SELLER IS A LICENSED REAL ESTATE FIRM IN THE STATE OF TENNESSEE. Purchaser acknowledges that all sales agents of Seller with whom Purchaser has had or will have any communication or interaction regarding the purchase and sale of the Property are employees of Seller, and that these employees of Seller act on behalf of Seller only and have no professional, fiduciary or other duty whatsoever to Purchaser. Purchaser represents to Seller that Purchaser has not employed any real estate broker, agent or finder in connection with this Agreement, other than **Susanne Flynn**, an agent of **Flynn Realty** and (collectively, "*Co-Broker*"). Purchaser shall indemnify and hold Seller harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses and costs of litigation) that Seller may suffer or incur because of any claim by any broker, agent or finder, whether or not meritorious, for any compensation with regard to this transaction arising out of any acts or contracts of Purchaser, other than the Co-Broker named above. Notwithstanding any other provision herein, the provisions of this Section shall survive Closing or termination of this Agreement for any reason. Purchaser acknowledges that Purchaser previously received the Confirmation of Agency Status required under Tenn. Code Ann. § 62-13-405.

11. NO RELIANCE. Purchaser acknowledges that it has not relied upon the advice or representations, if any, of Seller or Seller's salespersons or other agents with regard to the legal and tax consequences of this Agreement or the terms and conditions of any proposed financing of the purchase of the Property. Purchaser acknowledges that if such matters are of concern to Purchaser, Purchaser must obtain independent, professional advice regarding them.

12. WOOD INFESTATION REPORT. At the time of Closing, Seller shall provide Purchaser with a letter or a soil treatment report

from a pest-control company licensed in Tennessee certifying that the Lot has been treated within one (1) year of the date of Closing for subterranean termite infestation. If required by Purchaser's lender, Purchaser may obtain at Purchaser's own expense a Wood Infestation Report performed by a pest-inspection company licensed in Tennessee.

13. HAZARDOUS SUBSTANCES. Purchaser acknowledges that Seller makes no representation or warranty with respect to the presence or absence of toxic waste, radon, hazardous materials or other undesirable substances on the Property. SELLER HEREBY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE PRESENCE OF ANY SUCH SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY.

14. WARRANTIES AND DISCLAIMER.

a. Ten-Year Limited Warranty. Seller shall provide Buyer with a written, ten-year limited warranty on the House administered by Residential Warranty Corporation ("*RWC*") which shall be effective as of the Closing Date. The terms and conditions of, and exclusions from, the ten-year limited warranty shall be as set forth in that document published by RWC entitled, "LIMITED WARRANTY, 10 YEAR LIMITED WARRANTY FOR NEW HOMES," and referred to herein as the "*Limited Warranty*." At Closing, Seller shall deliver to Buyer the actual Limited Warranty for the House, to be validated by RWC after Closing.

b. Manufacturers' Warranties. At Closing, Seller shall assign to Purchaser all warranties, expressed or implied, which are given by the manufacturer of any appliance or product installed in the House.

c. Disclaimer and Limitation on Seller's Liability. THE LIMITED WARRANTY GIVEN TO PURCHASER BY SELLER PURSUANT TO SUBSECTION 14a ABOVE IS TO THE EXCLUSION OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND SELLER HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF HABITABILITY, MERCHANTABIITY OR FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER REGARDING THE PAST, PRESENT OR FUTURE CONDITION OR USE OF ANY LANDS OR AREAS SURROUNDING THE PROPERTY OR IN THE VICINITY OF THE PROPERTY. AFTER CLOSING, SELLER SHALL HAVE NO LIABILITY OR OBLIGATION TO PURCHASER OF ANY NATURE WHATSOEVER EXCEPT AS PROVIDED IN THIS SECTION 14 OF THIS AGREEMENT, IN SECTION 9(d) ABOVE AND IN SELLER'S DEED TO PURCHASER. EXCEPT AS OTHERWISE PROVIDED IN THE LIMITED WARRANTY, SELLER SHALL NOT BE LIABLE FOR ANY REASON, UNDER ANY CIRCUMSTANCES, TO PURCHASER OR ANYONE CLAIMING THROUGH PURCHASER FOR MONETARY DAMAGES OF ANY KIND, INCLUDING SECONDARY, CONSEQUENTIAL, PUNITIVE, GENERAL, SPECIAL, OR INDIRECT DAMAGES.

Ini [redacted]

15. MANDATORY BINDING ARBITRATION. PURCHASER AND SELLER SHALL SUBMIT TO BINDING ARBITRATION ANY AND ALL DISPUTES WHICH MAY ARISE BETWEEN THEM REGARDING THIS AGREEMENT AND/OR THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY DISPUTES REGARDING: (A) SELLER'S CONSTRUCTION AND DELIVERY OF THE HOUSE; (B) SELLER'S PERFORMANCE UNDER ANY PUNCH LIST OR INSPECTION AGREEMENT; AND (C) THE LIMITED WARRANTY PURSUANT TO SECTION 14 ABOVE. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE PROCEEDING SHALL BE CONDUCTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND TO THE EXTENT POSSIBLE, UNDER RULES WHICH PROVIDE FOR AN EXPEDITED HEARING. THE FILING FEE FOR THE ARBITRATION SHALL BE PAID BY THE PARTY FILING THE ARBITRATION DEMAND, BUT THE ARBITRATOR SHALL HAVE THE RIGHT TO ASSESS OR ALLOCATE THE FILING FEES AND ANY OTHER COSTS OF THE ARBITRATION AS A PART OF THE ARBITRATOR'S FINAL ORDER. THE ARBITRATION SHALL BE BINDING AND FINAL, AND EITHER PARTY SHALL HAVE THE RIGHT TO SEEK JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, ANY DISPUTES ARISING UNDER THE LIMITED WARRANTY SHALL BE MEDIATED, ARBITRATED AND/OR JUDICIALLY RESOLVED PURSUANT TO THE TERMS, CONDITIONS, PROCEDURES AND RULES OF THAT WARRANTY PROGRAM. NOTWITHSTANDING THE FOREGOING, SELLER SHALL HAVE THE RIGHT TO INTERPLEAD ALL OR ANY PART OF THE EARNEST MONEY INTO A COURT OF COMPETENT JURISDICTION AS PROVIDED FOR IN SECTION 4 HEREIN. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN NINETY (90) DAYS OF THE DEMAND FOR ARBITRATION. NOTWITHSTANDING THE FOREGOING, THE ARBITRATION PROVISIONS OF THIS SUBSECTION (B) SHALL NOT APPLY IN THE EVENT THAT THE DISPUTE RELATES TO A DEFAULT BY THE SELLER UNDER SECTION 16(F) OF THIS AGREEMENT.

BY AFFIXING THEIR INITIALS HERETO, PURCHASER(S) ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTAND, AND AGREE TO THE ARBITRATION PROVISION:

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16. CLOSING. The following shall constitute the "*Closing*": (i) receipt by the settlement agent of all funds necessary to close the transaction, (ii) receipt by the settlement agent of the fully executed Deed for immediate recording in the office of the clerk of court or register of deeds, as applicable, (iii) execution of the Closing Disclosure by Purchaser, Seller and the settlement agent, and (iv) payment to Seller of the net proceeds of sale due to Seller. The date on which the Closing Disclosure is executed by all parties is referred to herein as the "*Closing Date*." Closing shall not be complete until Seller has received full payment of the Purchase Price. Keys to and possession of the Property will not be delivered to Purchaser until the Closing is complete. Closing shall be scheduled and conducted as follows:

a. Closing Date. The parties estimate that the Closing will take place on or before **12/30/2022**. Seller shall notify Purchaser of the final date and time of Closing at least three (3) business days in advance. Purchaser's failure to close on the final closing date set by Seller shall constitute a material breach of this Agreement by Purchaser. In addition to and without waiving any rights and remedies which Seller shall have pursuant to Section 18 below, Seller, at Seller's option, may extend the Closing Date; provided that Seller shall retain the right to terminate this Agreement and to retain Purchaser's Earnest Money and option money (if any) at any time prior to actual Closing. Subject only to the provisions of Section 27 below, Closing shall occur no later than that date which is two (2) years after the date that Purchaser signs this Agreement. If the Closing has not occurred by or before that date which is two (2) years after the date that Purchaser signs this Agreement, this Agreement shall automatically terminate.

b. Exchange at Closing. At Closing, Seller shall deliver to Purchaser the Deed for the Property, a certificate of occupancy for the house located on the Property issued by the applicable governmental authority, and, if applicable, a certificate of final approval by the FHA or VA. At Closing, Purchaser shall pay to Seller the Purchase Price in full.

c. Place of Closing. Closing shall take place at the office of a closing agent to be selected by Purchaser in Tennessee, or at such other place as the parties may agree in advance. The closing agent selected by Purchaser must handle the entire Closing, including both seller and purchaser sides of the Closing, and including, without limitation, preparation of the Deed, preparation and filing of the notice of completion, and preparation of all other necessary or customary closing documents.

d. Closing Costs. At Closing, Seller shall pay for preparation of the Deed and the preparation and filing of the notice of completion. Except as may be prohibited by FHA or VA regulations, Purchaser shall pay for all other costs related to the Closing, including but not limited to any property transfer tax imposed by the State of Tennessee, the cost of any title search and title policy premiums, and all costs incurred by Purchaser in financing its purchase of the Property.

e. Prorations. All real property taxes for the current year, homeowner association dues and assessments for the current assessment period (but not homeowner association capital assessments due at or after the Closing) and hazard insurances premiums (if applicable), shall be prorated as of the Closing Date, using the most accurate information available on the Closing Date.

f. Completion of House. If the House is not Complete at the time that the Purchaser signs this Agreement, Seller shall Complete the House within 2 years after the date that the Purchaser signs this Agreement, subject to extensions for circumstances reasonably beyond Seller's control as determined by Tennessee law. For purposes of this subsection (f), "Complete" means that the House is ready for occupancy by Purchaser, has all necessary and customary utilities extended to it, and a certificate of occupancy has been issued. Notwithstanding any provision in this Agreement to the contrary, including but not limited to Section 18(b), nothing herein shall limit Purchaser's remedies if Seller defaults under this subsection (f).

17. UTILITIES AND PERSONAL PROPERTY. Purchaser shall transfer all utilities into Purchaser's name within three (3) business days after Closing. Purchaser shall not move any personal property onto the Property prior to Closing.

18. DEFAULT; REMEDIES. The remedies specified below shall be the sole and exclusive remedies available to the parties in the event of breach of this Agreement prior to Closing or termination of this Contract, and shall be to the exclusion of all other remedies at law or in equity.

a. Purchaser's Default. If Purchaser defaults on any of its obligations hereunder prior to Closing or termination of this

Contract, Seller's sole and exclusive remedy shall be to terminate this Agreement by written notice to Purchaser; whereupon, Seller shall retain all Earnest Money and Option Money (if any) deposited by Purchaser as liquidated damages. Thereafter, neither party shall have any further liability or obligation to the other hereunder.

b. Seller's Default. If Seller defaults on any of its obligations hereunder prior to Closing or termination of this Contract, Purchaser's sole and exclusive remedy shall be either: (a) to terminate this Agreement by written notice to Seller, whereupon Purchaser shall be entitled to recover all Earnest Money and Option Money (if any) deposited by Purchaser, or (b) to seek specific performance of this Agreement by serving written notice of default on Seller and by instituting mandatory binding arbitration of Purchaser's claim of default and demand for specific performance in accordance with Section 15 above. Notwithstanding the foregoing, nothing in this subsection (b) shall limit the Purchaser's remedies in the event that Seller defaults under Section 16(f) of this Agreement.

c. Post-Closing and Post-Termination Remedies. Notwithstanding subsections a and b above, from and after the Closing or any termination of this Contract, each party shall have the right to pursue its actual (but not consequential or punitive) damages against the other party for breach of any covenant or agreement contained herein that expressly survives the Closing or termination of this Contract.

19. TIME/DATE. The Effective Date of this Agreement shall be the date of signing of this Agreement by Seller. **Time is of the essence** as to the occurrence of all events, the satisfaction of all conditions and the performance of all obligations hereunder.

20. RESTRICTIVE COVENANTS; HOMEOWNERS ASSOCIATION. Purchaser acknowledges receipt of a copy of that certain declaration of covenants, conditions and restrictions for **Jefferson Park** Subdivision, together with all amendments thereto (collectively, the "*Declaration*"). Purchaser acknowledges that the Property is subject to the Declaration and that, upon purchase of the Property, Purchaser shall personally be subject to all the provisions of the Declaration, including but not limited to provisions requiring membership in and payment of assessments to any homeowners association for the Subdivision (the "*Association*"). Purchaser further acknowledges that the current regular assessment due to the Association is $ 300.00 Yearly. Purchaser acknowledges that, in addition to the regular assessment, Purchaser shall be required to pay an initial fee or assessment to the Association at Closing in the amount of $ 500.00. PURCHASER FURTHER ACKNOWLEDGES THAT THE DECLARATION MAY BE AMENDED FROM TIME TO TIME AS PROVIDED THEREIN, AND THAT THE AMOUNTS TO BE PAID BY PURCHASER TO THE ASSOCIATION ARE SUBJECT TO CHANGE AT ANY TIME. The Lot ⊗ IS / ○ IS NOT located within a planned unit development as defined in Tenn. Code Ann. § 66-5-213.

21. SUCCESSORS AND ASSIGNS; INTERPRETATION. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, successors, administrators, executors and assigns. Purchaser shall not have the right to assign Purchaser's interest in this Agreement. As required by context herein, the singular shall include the plural, and the neuter shall include the masculine and the feminine.

22. ENTIRE AGREEMENT; AMENDMENT. This document contains the sole and entire agreement between the parties hereto with regard to the Property. All prior discussions have been merged into this Agreement. No representation, statement, promise or inducement shall be binding upon either party hereto unless specifically stated in this Agreement. This Agreement may not be modified except by a writing signed by both parties.

23. SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable by laws applicable thereto, or unenforceable as to certain parties, then the performance of such provision shall be excused by the parties hereto and the remaining provisions of this Agreement shall remain in full force and effect.

24. NO-WAIVER. Any failure or delay of Purchaser or Seller to enforce any term of this Agreement shall not constitute a waiver of such term, it being explicitly agreed that such a waiver must be specifically stated in a writing delivered to the other party in compliance with Section 28 below. Any such waiver by Purchaser or Seller shall not be deemed to be a waiver of any other breach or of a subsequent breach of the same or any other term.

25. ADDENDA AND EXHIBITS.

a. Addenda. The following Addenda are attached hereto and incorporated herein:

☐ (1) Addendum 1, RESERVED

☑ (2) Addendum 2, SELECT ONE:

☐ New Construction

☐ New Construction (*Express Homes*)

☒ Construction in Progress

☐ Construction Completed

☒ Addendum 3, Current Residence Contingency Addendum

☒ Addendum 4, Co-Broker Addendum

☐ Addendum 5, Alternative Incentive Addendum

☒ Addendum 6, Special Stipulations

☐ Addendum 7, Model House

☒ Addendum 8, Disclosure of Impact Fees or Adequate Facilities Taxes

☐ USAA Member Addendum

☒ Subdivision-specific addenda

b. **Exhibits.** The following Exhibits are attached hereto and incorporated herein:
(1) Exhibit A, Home Options
(2) Exhibit B, Tennessee Residential Property Condition Exemption Notification
(3) Exhibit C, Stages of Construction matrix
(4) Exhibit D, Included Features

26. NOTICE. Except when specifically provided otherwise herein**,** any notices required to be given hereunder must be in writing. Notice shall be deemed delivered upon receipt or refusal if deposited in the United States Mail, Certified Mail, Return Receipt Requested, postage prepaid, properly addressed to the party to be served. Notice shall also be deemed given if delivered to the address for service of notice shown below by Federal Express, UPS or other nationally recognized overnight carrier service, with no signature or receipt required. Notice to Purchaser also shall be deemed given if delivered to the email address for service of notice shown under Purchaser's signature. Each party warrants that its correct mailing address for service of notice is shown below. Purchaser warrants that its correct telephone number and email address are shown below. A party may change its address for service of notice by giving the other party written notice of the change of address.

27. EXCUSED DELAYS. Notwithstanding any other provision herein, if Seller is delayed in performing any of its obligations hereunder or meeting any specified completion dates by labor disputes, fire, delays in deliveries, adverse weather conditions, unanticipated damage to or destruction of the Property, governmental controls or moratoria, acts of God or any other causes beyond Seller's reasonable control, then the time-period specified herein for performance of such obligation and/or meeting such completion date shall be extended a sufficient number of working days to enable and allow Seller to perform and/or complete the obligation. Notwithstanding the foregoing, nothing in this Section 27 shall be construed as limiting the Seller's obligations under Section 16(f) of this Agreement.

28. OFFER. This instrument shall be regarded as an offer by the first party to sign until fully executed by both parties, at which time it shall become binding on both parties.

29. ELECTRONIC SIGNATURES AND TRANSMISSIONS. This Agreement may be executed by electronic means via DocuSign. Such signatures shall be deemed to constitute originals for all purposes hereunder. In addition, if either party transmits executed documents in electronic format via facsimile or email, then the other party may rely upon such documents as if they were executed originals.

30. FAIR HOUSING AND EQUAL OPPORTUNITY. The Property is being sold without regard to race, color, sex, religion, disability, marital status, familial status, sexual orientation, age, ancestry or national origin.

WHEN SIGNED BY BOTH PARTIES, THIS DOCUMENT WILL BECOME A BINDING CONTRACT IMPOSING LEGALLY ENFORCEABLE OBLIGATIONS UPON YOU. SELLER'S SALES REPRESENTATIVE DOES NOT HAVE

AUTHORITY TO EXECUTE THIS CONTRACT ON BEHALF OF SELLER OR OTHERWISE BIND SELLER. IF YOU DO NOT FULLY UNDERSTAND THIS DOCUMENT OR IF YOU DO NOT FEEL IT MEETS YOUR NEEDS, YOU SHOULD CONSULT A TENNESSEE REAL ESTATE ATTORNEY BEFORE SIGNING IT.

IN WITNESS WHEREOF, the parties hereto have executed this Home Purchase Agreement on the dates indicated below.

PURCHASER: **SELLER:**

[redacted]

12/14/2022
Date

12/9/2022
Date

[redacted]

[redacted]

D·R·HORTON America's Builder

[redacted]

This **ADDENDUM** is attached to and made a part of that Home Purchase Agreement between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, Inc**, as Purchaser (the "Purchase Agreement"), regarding that parcel of real estate located in **JEFFERSON** County, Tennessee, briefly described as Lot **0027**, **Jefferson Park**, and referred to in the Purchase Agreement as the "Lot." All terms defined in the main text of the Purchase Agreement shall have the same meanings when used in this Addendum. This Addendum, together with the Purchase Agreement, constitutes the sole and entire agreement between Seller and Purchaser with regard to any incentives, allowances, adjustments, credits, discounts, rebates or other contributions of any kind or amount (collectively, the "Referral Incentives and Contributions") made, or to be made, by Seller to Purchaser in connection with Seller's referral of Purchaser to SELLER'S PREFERRED MORTGAGE LENDER(S) DESCRIBED BELOW ("PREFERRED LENDER"), and there are no agreements regarding such Referral Incentives and Contributions, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum. In the event of any conflict between the terms and provisions of this Addendum and the terms and provisions of the main text of the Purchase Agreement, the terms and provisions of this Addendum shall control.

Purchaser acknowledges receipt of that document entitled "Notice of Seller's Business Affiliations" (the "Affiliation Notice"), and Purchaser confirms its understanding that Seller has an affiliation with DHI Mortgage Company, Ltd. ("DHI Mortgage") and that Purchaser is not required to use this affiliated company or any Preferred Lender (described below) as a condition of Purchaser's purchase of the Property or Purchaser's access to settlement services in connection with the purchase of the Property. The parties state, acknowledge and agree as follows:

1. Seller shall provide for the benefit of Purchaser the Referral Incentives and Contributions listed in Section 2 below, **provided that** Purchaser chooses to use PREFERRED LENDER to finance the purchase of the Property and **provided that each and all of the following occur**:

a. Purchaser applies to PREFERRED LENDER for a mortgage loan to finance the purchase of the Property within the timeframe required under Section 2(b) of this Purchase Agreement;

b. Purchaser's loan application is approved by PREFERRED LENDER, and PREFERRED LENDER actually funds the loan and finances the purchase of the Property;

c. Purchaser closes on the purchase of the Property on or before the final date and time for Closing set by Seller pursuant to subsection 16a of the Purchase Agreement; and

d. Purchaser uses the settlement agent recommended by Seller to close the purchase of the Property.

2. Provided that all the above conditions are satisfied and met in a timely manner, Purchaser shall be entitled to a contribution from Seller towards Purchaser's closing costs in an amount up to **$6,000.00**. This contribution, up to the applicable limit, shall be applied against closing fees / costs actually charged to Purchaser, in the following order (as applicable): Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), Discount Points (if applicable).

If any of the maximum amount of contribution remains unapplied after payment of all of the above listed closing costs, then the remainder shall be applied against other usual and customary closing costs actually charged to Purchaser by other settlement service providers. Notwithstanding the foregoing: (i) any contribution by Seller to Purchaser's closing costs shall be subject to Purchaser's loan program and any lender guidelines or restrictions, (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Purchaser, and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Purchaser.

3. Preferred Lender. The preferred lender relating to this Builder's Referral Incentive and Contributions Addendum is DHI Mortgage. More information regarding DHI Mortgage is available at: www.dhimortgage.com.

Purchaser's decision to use any lender other than PREFERRED LENDER will not affect any concessions, incentives or discounts offered by Seller for the purchase of the Property other than the closing cost contributions described in Section 2 above.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

[redacted]

12/14/2022
Date

ADDENDUM 2
CONSTRUCTION IN PROGRESS

This Addendum is attached to and made a part of that Home Purchase Agreement (the "*Agreement*") between **Arrived Holdings, Inc**, as Purchaser, and **D.R. Horton, Inc.**, as Seller, regarding that parcel of land located in **JEFFERSON** County, **JEFFERSON**, briefly described as Lot **0027**, **Jefferson Park** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. CONSTRUCTION OF HOUSE. Prior to Closing, Seller shall complete construction of a ☒ single-family detached / ○ townhouse residence (the "*House*") on the Lot. Seller shall not be required to recommence or continue construction of the House unless and until: (a) the Loan has been approved by Purchaser's lender to Seller's satisfaction; (b) Purchaser has paid all amounts then due to Purchaser's lender and to Seller; (c) all contingencies to Purchaser's performance hereunder have been satisfied or removed to Seller's satisfaction; and (d) Purchaser has completed its selection of all colors and options for the House.

2. HOUSE PLAN. Seller shall construct the House according to the **Aisle** Plan, Elevation **E**, including those options and features listed on Exhibit A to this Agreement, ☒ on a slab / ○ over a basement (the "*Base Plan*"). Seller's obligation to construct the House shall be contingent on Seller's ability: (a) to place the House on the Lot without obtaining variances from any set-backs or other dimensional requirements, and (b) to construct the House on the Lot without incurring abnormal costs for foundation, slab or structural support walls. If Seller determines that either of these contingencies cannot be satisfied to Seller's satisfaction, then Seller may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money and the Option Money (if any) shall be refunded to Purchaser. Seller shall determine the placement and orientation of the House on the Lot in Seller's sole discretion. Purchaser acknowledges that the House shall be handmade and unique, and that although the House shall be based on the Base Plan, variations from the Base Plan will occur. Seller shall not be responsible for such variations from the Base Plan. Purchaser also acknowledges that brochures, collateral and marketing materials, models and displays used by Seller's sales agents are for general illustrative purposes only, and are not to be relied upon as representations of actual locations, dimensions, specifications or finished products. Subject only to the provisions of 9.d and 14 of this Agreement, Closing shall constitute acceptance of the House by Purchaser AS BUILT, and Purchaser hereby waives any right to object to any variation in construction from the Base Plan after Closing. Purchaser further acknowledges and agrees that Seller may remove or retain any trees and other vegetation currently existing on the Property if, in Seller's sole discretion, Seller determines that such removal or retention is necessary or desirable in connection with the development of the Property or the Subdivision.

3. HEATING AND AIR CONDITIONING. The House shall be adequately and efficiently heated and air-conditioned with equipment having at least the minimum specifications for the House as established by Load Calculations, Manual J and applicable Construction Codes. The clothes dryer shall vent to the outside.

4. INSULATION. Insulation shall be installed in the House to at least the following minimum standards**:** (a) exterior walls, excluding exterior garage walls, to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13; (b) ceilings below attic areas to be insulated with BLOWN insulation to a thickness of 13 inches which will, according to the manufacturer, yield an R-value of 30; (c) vaulted ceilings to be insulated with BATT insulation to a thickness of 6 1/4 inches which will, according to the manufacturer, yield an R-value of 19; and (d) floor overhangs to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13.

5. CHANGES; OPTION MONEY. Purchaser acknowledges that all selections of and changes to options for the House will be subject to the Stages of Construction exhibit attached to the Agreement. After the execution of this Agreement, Seller may (but shall not be obligated to) allow changes to the options to be included in the House. Options available for inclusion in the House may be limited, in Seller's sole discretion, based on the stage of construction of the House as of the Effective Date of the Agreement. If Purchaser requests a change to the options and Seller agrees to the change, Purchaser shall pay to Seller a Change Fee in the amount of Two Hundred Fifty Dollars ($250.00) for each such change at the time the request is approved by Seller. Any Change Fee paid shall be nonrefundable and shall not be credited against the Purchase Price. Any changes shall not be effective unless evidenced by a written amendment to this Agreement. Purchaser acknowledges that any such changes to the House may affect the timing of completion of the House. If the total cost of all options chosen by Purchaser exceeds **Ten Thousand Dollars and 00/100 ($10,000.00)**, then Purchaser shall pay to Seller, at the time of execution of the applicable amendment, the full amount of that excess as "Option Money." Such payment, and any and all future payments made by Purchaser for options in advance of Closing, are collectively referred to in this Agreement as "*Option Money*." Option Money paid to Seller shall not be held in escrow, and shall be nonrefundable to Purchaser, except in the event of material breach of this Agreement by Seller or as otherwise provided in this Agreement. At Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price. Failure by Seller to install any feature or option in the House shall not constitute a breach of this Agreement by Seller, and Purchaser shall have no rights or remedies resulting from such failure except the right to a credit at Closing for the omitted item. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller.

6. COMPLETION. Subject to the contingencies stated herein, Seller shall complete construction of the House prior to Closing. Seller shall construct the House according to all applicable governmental codes and regulations. Seller reserves the right to substitute materials or items to be used in the construction of the House with materials or items of equal or comparable value. Construction of the House shall be deemed complete when a certificate of occupancy is issued for the House by the applicable governmental authority. Seller shall deliver the completed House to Purchaser at Closing in "broom-clean" condition, ready to occupy. The House and Lot shall be free of all trash and debris.

7. PURCHASER'S INQUIRIES. Purchaser shall direct all inquiries and questions to Seller's on-site associate. The on-site associate will provide Purchaser with timely responses; however, the associate does not and shall not have authority to change the terms of this Agreement in any manner. This Agreement may be changed or modified only by a written amendment duly executed by both Purchaser and Seller. Purchaser acknowledges that Seller's sales associates, superintendents, closing staff, warranty staff and other employees **do not** have authority to modify this Agreement. Only an authorized corporate officer of Seller may modify this Agreement on Seller's behalf.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

[redacted]

12/14/2022
Date

For Internal Purposes Only:
Seller's Sales Representative:
DocuSigned by:
Jennifer A Lee
E8422BF2E588440...

12/9/2022

Sales Rep: Jennifer A Lee
Date

[redacted]

[redacted]

ADDENDUM 3
CURRENT RESIDENCE CONTINGENCY

This Addendum is attached to and made a part of that Home Purchase Agreement (the "*Agreement*") between **Arrived Holdings, Inc**, as Purchaser, and **D.R. Horton, Inc.** as Seller, regarding that parcel of land located in **JEFFERSON** County, Tennessee, briefly described as Lot **0027**, **Jefferson Park**, and referred to in the Agreement as the "*Lot*." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. CONTINGENCY. The subsection checked below shall apply:

⊗ **a. No Contingency.** Purchaser agrees and acknowledge that Purchaser's performance of its obligations under this Agreement shall not be contingent upon the sale of Purchaser's current or former residence or any other property

○ **b. Contingency to Close Sale of Current Residence.** Purchaser's performance of its obligations under this Agreement shall be contingent upon the closing of Purchaser's sale of certain real property owned by Purchaser identified below (the "*Current Residence*"). The contingency described in the foregoing sentence is referred to in this Addendum as the "*Contingency*." In the event the Contingency is not satisfied or waived in writing by Purchaser on or before the deadline stated below (the "*Contingency Deadline*"), either party may terminate this Agreement upon written notice to the other. In such event, the Earnest Money shall be refunded to Purchaser, the Option Money, if any, shall be retained by Seller, and neither party shall have any further liability or obligation to the other hereunder.

Current Residence: _______________,

__________, ____,

Contingency Deadline: **02/07/2023**

2. PURCHASER'S WARRANTIES. If Section 1(b) above is checked, Purchaser represents and warrants as follows:

a. Purchaser warrants that the Current Residence is currently listed for sale (or will be listed within 5 business days of the Effective Date) with a reputable real estate brokerage licensed to do business in the state and county in which it is located, and that the Current Residence is listed by that brokerage firm in the authorized multiple listing service used by real estate agencies in the community in which it is located. Purchaser warrants that it shall maintain these listings of the Current Residence until it is sold or this Agreement is terminated.

b. Purchaser warrants that there ☐ **IS** / ☐ **IS NOT** a fully executed contract currently in effect for the sale of Purchaser's Current Residence.

c. Purchaser warrants that, except for the Contingency, this Agreement is not contingent upon the closing of a sale of any property owned by Purchaser and that, at the time of Closing, Purchaser will have sufficient cash available (together with the Loan) to complete the purchase of the Property contemplated in the Agreement. In the event the Purchaser does not have sufficient cash available at Closing or cannot obtain financing without closing on the sale of another property, Seller may terminate this Agreement upon written notice to Purchaser. In such event, Seller shall retain the Earnest Money and the Option Money, if any, and thereafter neither party shall have any further liability or obligation to the other hereunder.

3. EXPIRATION OF CONTINGENCY. Notwithstanding any other provision herein, if this Agreement has not been previously terminated, the Contingency shall automatically expire on the date that is ten (10) days after the Contingency Deadline and thereafter shall not be a condition to Purchaser's obligation to close on the purchase of the Property. FROM AND AFTER THAT DATE, PURCHASER SHALL NOT HAVE THE RIGHT TO TERMINATE THIS AGREEMENT FOR FAILURE OF THE CONTINGENCY TO BE MET OR SATISFIED.

4. TERMINATION BY SELLER. Purchaser acknowledges that Seller shall continue to market the Property so long as the Contingency remains in effect. If Seller receives a bona fide offer to purchase the Property from a third party during such period, then Seller shall notify Purchaser that it has received such offer. Purchaser shall then have forty-eight (48) hours from receipt of such

notice to notify Seller that Purchaser waives the contingency to Purchaser's performance stated in this Addendum, in which event the contingency shall become void and have no further force or effect. If Purchaser does not so notify Seller within that time period, then Seller may terminate this Agreement upon written notice to Purchaser, in which event Seller shall refund all Earnest Money to Purchaser, Seller shall retain all Option Money, if any, and thereafter neither party shall have any further liability or obligation to the other under this Agreement.

5. CONFLICT. In the event of any conflict between the terms and provisions of the main text of this Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

Purchaser: **Seller:**

[redacted]

12/14/2022
____ ________
Date

[redacted]

[redacted]

ADDENDUM 4
CO-BROKER ADDENDUM

Seller: [redacted]
Purchaser(s):
Property:

Real Estate Agen
Sales Agent:
Real Estate Broke
Agency Address: **1057 Avery Trace Circle, Hendersonville, Tennessee 37075**

This Co-Broker Addendum ("*Addendum*") is being provided pursuant to the Home Purchase Agreement ("*Agreement*") by and between Seller and Purchaser, for the purchase and sale of the above-referenced Property. Capitalized terms not otherwise defined herein shall have the same means as ascribed to them in the Agreement. If any term or condition of this Addendum conflicts with any term or condition of the Agreement, the terms and conditions of this Addendum shall prevail.

1. **Commission**. Purchaser hereby identifies and designates the above named Sales Agent, Real Estate Broker and Real Estate Agency, collectively, as "Co-Broker," as provided in Section 10 of the Agreement. Subject to the terms and provisions of the Agreement and this Addendum, and provided that Closing actually occurs, Co-Broker will receive a real estate sales commission at Closing in the percent of **2.50%** (the "*Commission*"). For the purposes of this Addendum, the term "Commission" is intended to include all commissions, incentives and bonuses, if any, to be received by Co-Broker in connection with the purchase and sale of the Property pursuant to the Agreement. No commission of any kind shall be earned or due unless and until Closing occurs. Co-broker's Commission shall be subject to limitations, if any, on total broker commission imposed by Purchaser's lender. The Commission must be paid at Closing and must be shown on the closing disclosure. Co-Broker acknowledges and agrees that no payment by Co-Broker or any other party of any portion of the Commission shall be made directly to, or indirectly on behalf of, Purchaser or any other interested and/or related party, and that no part of the Commission will be used to pay Purchaser costs associated with the purchase and sale of the Property.

2. **Bonus Commission**. The subsection checked below shall apply:

   ○ No bonus commission shall be due or paid.

   OR

   ⊘ If Closing occurs on or before **12/30/2022**, then, at Closing, the Co-Broker shall be paid an additional, bonus commission in the amount specified in the sub-subsection checked below:

   ☒ **$1,000.00**

   AND/OR

   ☒ **1%** of the Purchase Price.

3. **Certification Regarding Buyer Inducements**. With regard to the Commission (as defined in Addendum 4), Co-Broker hereby acknowledges and certifies that it WILL NOT pay to Purchaser all or any part of the Commission at Closing or give any other form of incentive to Purchaser to close the purchase transaction contemplated in the Agreement. Co-Broker acknowledges and agrees that no payment or other incentive by Co-Broker or any other party of any portion of the Commission will be made or given directly to, or indirectly on behalf of, Purchaser or any other interested and/or related party, and that no part of the Commission will be used to pay Purchaser costs associated with the purchase and sale of the Property. In the event that Co-Broker decides at a later date to pay any portion of the Commission to Purchaser or otherwise give Purchaser any incentive to close this purchase transaction, Co-

Broker agrees to execute an amendment to the Agreement to disclose the terms of such shared commission or incentive in order to create transparency with regard to such incentive and how it affects the purchase transaction contemplated in the Agreement. Co-Broker acknowledges that Seller is relying on this Certification as verification of whether any payment of any portion of the Commission or other incentive to Purchaser is to be made or given in connection with this transaction.

4. **Real Estate Certification**. Co-Broker hereby certifies as follows:

   a. The terms, conditions, representations and warranties contained in the Agreement are true, to the best of my knowledge and belief; and

   b. Any other agreement entered into by any parties in connection with the subject real estate transaction is part of, or attached to, the Agreement.

5. **Warranty of Authority**. The undersigned Sales Agent (or other person signing on behalf of Co-Broker) represents and warrants that he or she has the requisite authority to bind Co-Broker, including the above-named Real Estate Broker and Real Estate Agency as to all matters addressed in this Addendum and to modify any existing commission agreement with respect to the Agreement and under which Co-Broker may be entitled to receive a commission.

SELLER: **CO-BROKER:** _____

[redacted]

Job: 598830027

Printed: 12/9/2022

ADDENDUM 6
SPECIAL STIPULATIONS

This ADDENDUM is attached to and made a part of that Home Purchase Agreement by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, Inc**, as Purchaser (the "Agreement"), regarding that certain parcel of real estate located in **JEFFERSON** County, Tennessee, briefly described as Lot **0027**, **Jefferson Park** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. In the event of any conflict between the terms or conditions of the Agreement and the terms or conditions of this Addendum, this Addendum shall control. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

1. Option Money Not Applicable

2.

3.

4.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER: **SELLER:**

[redacted]

_____ 12/14/2022
____
Date

[redacted]

This Addendum is attached and made part of that certain Home Purchase Agreement (the "Agreement") by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, Inc**, as Purchaser, for the purchase and sale of Lot **0027** in **Jefferson Park** Subdivision (the "Property"). Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement.

1. In the event of any conflict between any terms or conditions set forth elsewhere in the Agreement and those set forth in this Addendum, the terms and conditions of this Addendum shall control.

2. In accordance with Tenn. Code Ann. § 66-5-211, Seller hereby discloses to Purchaser that, with respect to the Lot, Seller has paid to the applicable city or county in adequate facilities taxes and/or impact fees.

[redacted]

12/14/2022
Date

[redacted]

[redacted]

ADDENDUM REGARDING OWNER-OCCUPANCY

This Addendum is attached to and made a part of that Home Purchase Agreement (the "Agreement") between **Arrived Holdings, Inc**, as Purchaser, and **D.R. Horton, Inc.**, as Seller, regarding that parcel of land located in **JEFFERSON** County, **TN**, briefly described as Lot **0027**, **Jefferson Park**, and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller hereby agree as follows:

1. ○ Purchaser hereby represents and warrants the Property is to be owned and occupied as Purchaser's primary residence and not for investment purposes or rental. Purchaser acknowledges that any misrepresentation in this respect will be a material default of the Agreement entitling Seller to terminate the Agreement and retain the Earnest Money as liquidated damages. Purchaser agrees to provide verification or proof of the sale or transfer, or intention thereof, of Purchaser's existing residence to Seller within seven (7) calendar days of receipt of a written request from Seller.

OR

1. ⊗ Purchaser hereby represents and warrants that the Property is to be purchased as an investment property. Purchaser acknowledges that Seller can, in its sole and absolute discretion, prohibit or limit the number of investor purchases in the Community, and if Seller determines that this Agreement exceeds the number of allowable investor purchases in the Community, Purchaser acknowledges that Seller may terminate the Agreement and return the Earnest Money to Purchaser and no cause of action shall accrue on behalf of Purchaser because of such termination.

2. In the event of any conflict between the terms and provisions of the main text of this Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

Purchaser: **Seller:**

[redacted]

12/14/2022
Date

12/9/2022
Date

[redacted]

12/09/2022

Closing Disclosure Contact Information

Below is information intended to assist interested parties with the completion of the Closing Disclosure.

GENERAL INFORMATION

Buyer(s):	[redacted]		
Subdivision:	[redacted]		
Lot Address:	[redacted]		
Buyer Home:			
Buyer Cell:	[redacted]		
Buyer Work:			
Buyer Email:	[redacted]		
Lot/Block:	[redacted]		598830027
Total Price:	[redacted]	**Ratify Date:**	

LENDER INFORMATION

Lender:	______________________________________
Lender Agent:	(No lender agents found.)
Lender Agent Cell:	
Lender Agent Email:	

REAL ESTATE BROKER INFORMATION (BUYER)

Company Name:	[redacted]		
Company Address:	[redacted]		
Broker Officer:			
Broker Officer License:		**Officer Email:**	
Agent Name:	[redacted]		
Agent License:	[redacted]		
Agent Email:	[redacted]		
Agent Cell:	[redacted]		
Agent Work:			
Agent Fax:			

REAL ESTATE BROKER INFORMATION (SELLER)

Company Name:	[redacted]
Company Address:	[redacted]
Company License:	[redacted]
Agent Name:	[redacted]
Agent License:	
Agent Email:	[redacted]
Agent Cell:	
Agent Work:	

SELLER INFORMATION

Name:	[redacted]
Address:	[redacted]

SETTLEMENT AGENT INFORMATION

Company Name:	[redacted]
Company Address:	[redacted]
Agent Name:	
Agent Email:	
Agent Cell:	
Agent Work:	

[redacted]

12/09/2022

Agent Fax:

[redacted]

DISCLOSURE & ACKNOWLEDGEMENT OF LICENSEE STATUS

Pursuant to Tenn. Code Ann. § 62-13-405, D.R. Horton, Inc. hereby discloses that it is a licensed Real Estate Firm in the State of Tennessee and that Jennifer A Lee, License Number , and all other sales agents employed by D.R. Horton, Inc. are licensed agents representing the Seller with respect to sales of homes in , in JEFFERSON, TN, including the particular lot located at 2328 Beacon Rd., TALBOTT, TN 37877.

Any complaints alleging a violation or violations of Tenn. Code Ann. § 62-13-312 must be filed within the applicable statute of limitations for the violation as set forth in Tenn. Ann. Code § 62-13-313(e). Complaints should be filed with the Tennessee Real Estate Commission at 710 James Robertson Parkway, 3rd Floor, Nashville, Tennessee 37232, Phone (615) 741-2273.

The undersigned prospective buyer hereby acknowledges receipt of this Disclosure and acknowledges that all content of this Disclosure was verbally communicated to the undersigned prior to the preparation or presentation of any offer to sell or purchase real estate.

The undersigned prospective buyer confirms that he/she ⊗ **IS** / ○ **IS NOT** represented (*select one*) by a licensed agent.

If the undersigned prospective buyer is represented: The undersigned licensed agent hereby joins in the foregoing acknowledgements.

BUYER: [redacted]

[redacted]

[redacted]

12/9/2022

Date

D·R·HORTON®
America's Builder

EXHIBIT A
HOME OPTIONS

Seller will include in the House the following features and options selected by Purchaser (the "Initial Options") at the prices indicated below. Unless otherwise stated in this Agreement, payment for the Initial Options in the amount(s) stated below shall be made to Seller at Closing. In the event Seller omits the installation of any Initial Option in the House, Seller's responsibility shall be limited to a refund of the applicable price or allowance stated below. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller. In the event any Initial Option or option selected by Purchaser at a later date is discontinued, Seller reserves the right to substitute an item or brand of equal value.

The Initial Options are as follows:

Selected Options

00 – Structural Options

Option #	Rev. #	Rev. Date	User		Qty.	
R0000105	0	12/09/2022	[redacted]		1.0000	P
Color:				**Location:**		
8' x 10' REAR CONCRETE PATIO						
R0000HTG	0	12/09/2022	[redacted]		1.0000	P
Color:				**Location:**		
"EXPRESS" SPECIFICATION						

04 – Structured Wiring

Option #	Rev. #	Rev. Date	User		Qty.	
R0400020	0	12/09/2022	[redacted]		1.0000	P
Color:				**Location:**		
HOME IS CONNECTED PACKAGE						

12 – Fireplaces

Option #	Rev. #	Rev. Date	User		Qty.	
R1200006	0	12/09/2022	[redacted]		1.0000	P
Color:				**Location:**		
[redacted]						

13 – Plumbing

Option #	Rev. #	Rev. Date	User		Qty.	
[redacted]					1.0000	P
				Location:		
[redacted]					1.0000	P
				Location:		

15 – Electrical

Option #	Rev. #	Rev. Date	User		Qty.	
R1500010	0	12/09/2022	[redacted]		1.0000	P
Color:				**Location:** above fp		

[redacted]

R1500020 0 12/09/2022 [redacted] 1.0000 P
Color: **Location:** above fp
EXTRA ELECTRICAL OUTLET

R1500030 0 12/09/2022 [redacted] 1.0000 P
Color: **Location:**
GARAGE DOOR OPENER - 2 REMOTES

18 – Countertops

Option #	Rev. #	Rev. Date	User	Qty.	
R1801001	0	12/09/2022	[redacted]	1.0000	P

Color: **Location:**
GRANITE KITCHEN COUNTERTOP - W/ 4" GRANITE BACKSPLASH

25 – Appliances

Option #	Rev. #	Rev. Date	User	Qty.	
R2501025	0	12/09/2022	[redacted]	1.0000	P

Color: **Location:**
WHIRLPOOL SMOOTH TOP ELEC S.S. APPLIANCE PACKAGE

56 – Window Treatments

Option #	Rev. #	Rev. Date	User	Qty.	
R5600005	0	12/09/2022	[redacted]	1.0000	P

Color: **Location:**
BLINDS

FL – Flooring

Option #	Rev. #	Rev. Date	User	Qty.	
R3831020	0	12/09/2022	[redacted]	1.0000	P

Color: **Location:**
FIRST FLOOR FLOORING - REVWOODLEVEL 1

Note: This option adds Revwood flooring in all of the 1st floor living, 1st floor laundry and powder room areas. It does NOT include Revwood installed in any family / great rooms or 1st floor bedrooms.

Option #	Rev. #	Rev. Date	User	Qty.	
R3962020	0	12/09/2022	[redacted]	1.0000	P

Color: **Location:**
FAMILY / DINING ROOM FLOORING REVWOOD LEVEL 1

Color Selections

97 – Color Options				
Option #	Color	Rev. #	Rev. Date	User
CABINET COLOR 1 **Location:** **Notes:**	SHAKER STYLE ESPRESSO	0	12/09/2022	
CARPET COLOR 1 **Location:** **Notes:**	728 TEMPLE STONE	0	12/09/2022	
EXTERIOR PACKAGE F1 The following colors are to be installed for Exterior Package F1 Vinyl Siding - Sand (Or Comparable If Hardi) Shake Siding - Toasted Almond (Or Comparable If Hardi) Board/Batten - Toasted Almond (Or Comparable If Hardi) T3 Shutters - Sand (Or Comparable If Hardi) Shutters - Black (Front Door to Match) Stone - Centurion Bucks County Brick - General Shale Magnolia Ridge **Location:** **Notes:**		0	12/09/2022	
KIT GRANITE COUNTERTOP CLR 1 W/ 4 **Location:** **Notes:**	CALEDONIA	0	12/09/2022	
REVWOOD COLOR 1 **Location:** **Notes:**	TOASTED CHESTNUT - 09	0	12/09/2022	
VINYL FLOOR COLOR-DURACOR 1 **Location:** **Notes:**	592-SAFARA	0	12/09/2022	

PURCHASER: **SELLER:**

[redacted]

12/14/2022
Date

[redacted]

[redacted]

EXHIBIT B

TENNESSEE RESIDENTIAL PROPERTY CONDITION EXEMPTION NOTIFICATION

Property: Lot 0027, Block/Phase/Section , Subdivision

Purchaser: Arrived Holdings, Inc

Seller: D.R. Horton, Inc.

The undersigned Seller of the Property described above does hereby notify Purchaser that said Property is being offered without a Residential Property Condition Disclosure Statement as provided by the Tennessee Residential Property Disclosure Act. This transfer is excluded under Tenn. Code Ann. § 66-5-209(9) for the following reason(s): **This is a transfer involving the first sale of a dwelling and the Seller/Builder offers a written warranty.**

Pursuant to Tenn. Code Ann. § 66-5-211, to the extent that there are any impact fees or adequate facilities taxes paid to any city or county on the Property, the Seller shall include in the Home Purchase Agreement an addendum specifically disclosing the amount of such fees.

Pursuant to Tenn. Code Ann. § 66-5-212, Seller is required to disclose, in writing:

1. The presence of any known exterior injection well;
2. The results of any known percolation test or soil absorption rate performed on the Property that is determined or accepted by the department of environment and conservation;
3. Whether any single-family residence located on the Property has been moved from an existing foundation to another foundation; and
4. The presence of a known sinkhole on the Property.

To the extent Seller is aware of any of the foregoing, Seller has included in the Home Purchase Agreement an addendum specifically disclosing Seller's relevant knowledge.

In accordance with Tenn. Code Ann. § 66-5-213, Seller has disclosed in Section 20 of the Home Purchase Agreement whether the Property is located in a Planned Unit Development. Seller shall provide Purchaser with a copy of the development's restrictive covenants, homeowner bylaws and master deed upon Purchaser's request.

If the Property being purchased is a condominium, the transferee/buyer is hereby given notice that the transferee/buyer is entitled, upon request, to receive certain information regarding the administration of the condominium from the developer or the condominium association, as applicable, pursuant to Tennessee Code Annotated § 66-27-502.

THE UNDERSIGNED HEREBY ACKNOWLEDGE THEIR RECEIPT OF THIS NOTIFICATION.

P R HA ER **ELLER**

[redacted]

________ 12/14/2022
_
Date

Job: **598830027**
Printed: 12/9/2022

EXHIBIT C
STAGES OF CONSTRUCTION

This Exhibit is attached and made part of the Home Purchase Agreement ("Agreement") by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, Inc**, as Purchaser, for the purchase and sale of Lot **0027**, of **Jefferson Park** Subdivision (the "Property"). Any capitalized terms used in this Exhibit shall have the same meanings as ascribed to them in the Agreement. In the event of a conflict between this Exhibit and the Agreement, this Exhibit shall control. The parties hereby agree as follows:

1. STRUCTURAL FEATURES AND OPTIONS TO BE INCLUDED IN THE HOUSE MUST BE LISTED ON EXHIBIT A OR B AT THE TIME SELLER EXECUTES THE AGREEMENT. Structural features and options include, without limitation, the following: **plan elevation, floor plan options, foundation type (slab/basement), bedrooms, bathrooms, bonus rooms, media rooms, sunrooms, porches, garages, windows, exterior doors, and fireplaces**.

Initi [redacted]

2. The parties hereby agree that the box checked below indicates the approximate stage of construction of the House as of 12/09/2022, according to the most recent report from Seller's superintendent. Purchaser may request changes only as stated below. **PURCHASER ACKNOWLEDGES THAT CONSTRUCTION OF THE HOUSE IS (OR SOON WILL BE) UNDERWAY AND THAT, AS CONSTRUCTION PROGRESSES, FURTHER OPTIONS WILL BE FORECLOSED AS STATED BELOW. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE OBLIGATION TO TIMELY REQUEST ANY CHANGES.** Construction stages listed below are approximations and may vary from the actual construction process for the particular home.

Approximate Stage of Construction: 12

Initial [redacted]

	Permit Planning Stage	Foundation Layout/Trench Stage	Foundation Poured Stage	Framing	Exterior Finish (Framing) Stage	Mechanicals Rough Stage	Insulation Drywall Stage	Quality Control Walk Performed
Milestones	00	01	02	03	04	05	06	12
Structural Options	NO	NO	NO	NO	NO	NO	NO	NO
Brick/Stone/Foundation	NO	NO	NO	NO	NO	NO	NO	NO
Framing Options	NO	NO	NO	NO	NO	NO	NO	NO
Plumbing Options	NO	NO	NO	NO	NO	NO	NO	NO
Cabinet Options/Bath Options	NO	NO	NO	NO	NO	NO	NO	NO
Exterior Color Selections	NO	NO	NO	NO	NO	NO	NO	NO
Gas Line/Gas Appliance	YES	YES	NO	NO	NO	NO	NO	NO
Gas Fireplace	YES	YES	NO	NO	NO	NO	NO	NO
Electrical Options	YES	YES	YES	NO	NO	NO	NO	NO
Flooring Selections	YES	YES	YES	NO	NO	NO	NO	NO
Microwave/Dishwasher/Electric Range (Gas range cut off is milestone 01)	YES	YES	YES	YES	YES	YES	NO	NO
Garage Door Motor/ Opener Option (2nd bay – 3 car plans only)	YES	YES	YES	YES	YES	YES	YES	YES
Blinds	YES	YES	YES	YES	YES	YES	YES	YES

Notwithstanding the foregoing, Seller may, in Seller's sole discretion, decline to permit any changes to the House after the Effective Date.

PURCHASER: **SELLER:**

[redacted]

12/14/2022
Date

[redacted]

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO: Arrived Holdings, Inc
[Homebuyer(s)]

PROPERTY: 2328 Beacon Rd.,
TALBOTT, TN 37877

FROM: D.R. Horton, Inc.
[Seller]

DATE: December 9, 2022

This is to give you notice that the above referenced seller has a business relationship with:

[redacted]

[redacted]

[redacted]

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide seller a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP	
Service	**Charge or Range**
Loan Origination Charge:	0% of Loan Amount plus $995.00
Loan Processing Fee:	$250.00
	An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs

Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. Limited Partnership.

NOTE: If you apply with DHI Mortgage Company, Ltd. Limited Partnership, a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. Limited Partnership at or within three business days after loan application.

You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

D. R. HORTON INSURANCE AGENCY, INC.
D.R. HORTON INSURANCE AGENCY, INC. is a licensed insurance agent that offers policies of property insurance as agent for one or more insurance companies qualified to transact insurance business in the State of Tennessee. You will be provided a separate proposal or quote of the terms and conditions of any policy of insurance offered by D.R. HORTON INSURANCE AGENCY, INC. in which you express an interest. For comparison purposes, the cost for a hazard insurance policy for a home valued at $300,000 with commonly selected coverage items and deductibles would range between: $317 and $4,543 per annum. The specific premium depends on various factors, including but not limited to, the value of the home, the location of the home, deductibles selected, and the amount of coverage selected. The quote will set out the estimated premium and other charges, or range of charges, by D.R. HORTON INSURANCE AGENCY, INC. for its insurance products or services.

ACKNOWLEDGMENT:
I/we have read this disclosure form and understand that seller is referring me/us to purchase the above-described settlement services from **DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP**, and **D.R. HORTON INSURANCE AGENCY, INC.**, and may receive a financial or other benefit as the result of this referral.

[redacted]

Revised 05.12.2022 MTW

[redacted]

Notice of Collection and Sharing of Personal Information

We are providing you with this notice regarding the personal information we collect, how we use it, and with whom we share it. You can learn more about privacy, how we protect your personal information and your privacy choices in our Privacy Policy, available at www.drhorton.com/privacy-policy.

Below, we describe how we handle various types of personal information you may provide to us.

Identifiers

Identifiers are pieces of information directly linked to a particular individual, such as your name, address, email address, and phone number. We use and share this information to: (1) complete transactions into which you have entered, such as completing your home sale, installing equipment or fulfilling the terms of your home warranty; (2) communicate with you, or permit third parties to communicate with you, including about products and services that may be of interest to you; (3) improve our products and services; and (4) comply with applicable law. We also may be required by law to collect this information. At times, we may share identifiers with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

Legally Protected Characteristics

Depending on the nature of our interaction with you, we may be required under state or federal law to collect certain information related to legally-protected characteristics. This may include your age, sex, race, national origin, or disability. We maintain this information to confirm our compliance with the law, or otherwise to provide you with information about products and services.

Professional, Educational or Employment-Related Information

We may collect certain professional, educational or employment-related information about you, as part of our transactions with you. We only use this information for the specific purposes described when it is collected or as required by law. At times, we may share this information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

BUYER(S):

[redacted]

[redacted]

PHOTO/VIDEO RELEASE

By executing below, I hereby irrevocably consent to use by D.R. Horton, Inc., its parents, subsidiaries, affiliates, licensees, successors and assigns (collectively, "DRH"), and grant to DRH a royalty-free, perpetual, exclusive license, throughout the world, to use photographs and video taken by DRH or its photographer or video cameraman, or provided by me to DRH or any of its agents, of me, my minor children (if applicable), and of the interior and exterior of my home located at **2328 Beacon Rd., TALBOTT, TN 37877** (collectively, and including any and all audio recorded in the video, the "Images"), in whole or in part, including derivatives, in any media whatsoever, for DRH's promotional and/or commercial uses, and agree that DRH shall have the unrestricted right to use the Images. I further agree and acknowledge that I have not been and will not be compensated for DRH's use of the Images.

I am of full legal age, have read and understand this release, and acknowledge that it shall be binding upon me and my heirs, assigns and legal representatives.

[redacted]

[redacted]

Addendum *

RADON PASSIVE SYSTEM ADDENDUM

This Radon Passive System Addendum (this "Addendum") is attached to and made a part of that certain Home Purchase Agreement (the "Agreement") between **D.R. Horton, Inc.** ("Seller"), and **Arrived Holdings, Inc** ("Purchaser") regarding that parcel of land located in Jefferson County, Tennessee, briefly described as 0027 of **Jefferson Park** (the "Subdivision"), and referred to in the Agreement as the "Property" or the "Lot." Capitalized terms not defined herein shall have the meaning assigned to them in the Agreement. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

1. In the event of a conflict between the terms and provisions of this Addendum and any other terms and provisions of the Agreement, this Addendum shall control as to all matters addressed within this Addendum.

2. Seller has disclosed to Purchaser and Purchaser understands and acknowledges the following (the "Disclosed Matters") regarding the Property and the Subdivision:

a. **RADON GAS: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE RECOMMENDED ACTION LEVELS HAVE BEEN FOUND IN BUILDINGS IN JEFFERSON COUNTY, TENNESSEE.**

b. The applicable governing authorities have determined that the Property is located in an area that has experienced, or in the future may experience, elevated levels of radon based on the local geology, radon tests in the area, and other factors.

c. **SELLER IS NOT RESPONSIBLE FOR ANY RADON GAS OR RELATED SUBSTANCES THAT MAY BE ON OR NEAR THE SUBDIVISION OR THE PROPERTY OR IN THE HOME ON THE PROPERTY AFTER IT IS CONSTRUCTED.**

d. Seller is building the home on the Property to include a Passive Radon Vent System (the "System"). Purchaser should not perform any construction or repairs or take any other action that will modify, impair or interfere with the System and/or its operation. Purchaser should satisfy itself as to any restrictions and obligations that may apply regarding the System. **SELLER CANNOT GUARANTEE THAT RADON WILL NOT ENTER THE HOME WITH THE SYSTEM, OR ANY RADON-REDUCTION SYSTEM. SELLER IS PROVIDING NO WARRANTY WHATSOEVER WITH RESPECT TO THE SYSTEM.**

e. Additional information about radon can be found by: (i) visiting the website for the U.S. Environmental Protection Agency ("EPA") at http://www.epa.gov/radon/ or calling the EPA, Region 4, at (404) 562-9178; (ii) or by visiting the website for the Tennessee Department of Environment and Conservation (the "TDEC") at https://www.tn.gov/environment/program-areas/opsp-policy-and-sustainable-practices/community-programs-and-services/radon.html or calling the TDEC's Tennessee Radon Program, at (615) 532-5944.

3. Except as stated in this Addendum, Seller, its parent, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, heirs, personal representatives, successors, and assigns (the "Seller Parties"), have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to the Subdivision, the Property or the home located on the Property concerning (a) the presence or absence of radon gas: (i) in the soils beneath or adjacent to the Property, or (ii) in or near the home on the Property prior to, on or after closing; (b) environmental conditions at or emanating from the Property; or (c) existing or potential environmental effects associated with any of the same or from any other radon sources not specifically identified herein. The Seller Parties make no representation or warranty of any kind, express or implied, regarding the effectiveness of any architectural or engineering activities for reducing the presence of radon.

4. THE DISCLOSED MATTERS MAY ADVERSELY AFFECT (I) THE VALUE OF THE PROPERTY OR THE HOME ON THE PROPERTY, AND/OR (II) THE USE, ENJOYMENT AND/OR OWNERSHIP OF THE PROPERTY OR THE HOME ON THE PROPERTY BY THE PURCHASER AND/OR PURCHASER'S HEIRS, SUCCESSORS, INVITEES, LICENSEES, ASSIGNS, AND LEGAL REPRESENTATIVES (THE "PURCHASER PARTIES").

5. Purchaser acknowledges that this Addendum: (i) is not intended to, and does not, constitute a full disclosure of all conditions that might affect the Subdivision, the Property or the home on the Property; and (ii) does not relieve Purchaser from its obligations to investigate the Subdivision, the Property or the

[redacted]

home on the Property to satisfy itself that the Subdivision and the Property are satisfactory to Purchaser. In addition, Purchaser acknowledges that the Seller Parties have no duty to update, and will not update, this Addendum or the information contained in this Addendum (including, without limitation, any references to the websites or telephone numbers set forth in Paragraph 2.e. above).

6. THE PURCHASER PARTIES HEREBY RELEASE THE SELLER PARTIES FROM ANY AND ALL CLAIMS, DEMANDS, LOSSES, COSTS, INJURIES, OR DAMAGES, KNOWN OR UNKNOWN, THAT THE PURCHASER PARTIES MAY HAVE, AT ANY TIME, THAT ARE IN ANY WAY RELATED TO, CONNECTED WITH, OR THAT ARISE OUT OF, DIRECTLY OR INDIRECTLY, THE DISCLOSED MATTERS OR THEIR EFFECTS, PRESENT OR FUTURE, ON THE HEALTH OR SAFETY OF THE PURCHASER PARTIES OR ANY OTHER AREAS WITHIN OR AROUND THE PROPERTY. IT IS THE SPECIFIC INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE EACH AND ALL OF THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ, REVIEWED AND UNDERSTOOD THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

[redacted]

ADDENDUM *
DISCLOSURE AND ACKNOWLEDGEMENT REGARDING SUBDIVISION RESTRICTIONS

This **ADDENDUM** is attached to and made a part of that HOME PURCHASE AGREEMENT (the "Agreement") between **D.R. Horton, Inc.**, as "Seller," and **Arrived Holdings, Inc**, as "Purchaser," regarding that parcel of real estate located in JEFFERSON, Tennessee (the "County"), briefly described as 0027, **Jefferson Park** Subdivision (the "Subdivision"), and referred to in the Agreement as the "Lot." All terms defined in the Agreement shall have the same meanings when used in this Addendum. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

1. In the event of a conflict between the terms and provisions of the Agreement and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.

2. Seller has disclosed to Purchaser and Purchaser acknowledges that the Lot is subject to certain restrictions contained in the Declaration of Covenants, Conditions, and Restrictions for the Subdivision, as may be amended from time to time. Such restrictions include, without limitation, the following:

a. **Fencing**. A fence may not be installed on the Lot without the written approval of the Architectural Review Committee ("ARC") for the Subdivision's Homeowners Association ("HOA"). Further, Purchaser acknowledges the following:

i. No fence shall be installed or maintained in the front yard of a Lot.
ii. All fencing installed on any Lot must be either privacy or picket style fencing and must be constructed with vinyl, wood, or composite boards in either white or neutral colors.
iii. No fence located within a drainage easement shall be permitted to interfere with drainage, and any fence that does interfere with drainage in such an easement shall be relocated or modified at the sole expense of the Owner.
iv. No fence shall be more than six (6) feet in height, unless otherwise approved by the ARC.
v. Chain link and wire fences are specifically prohibited.

b. **Residential Use**. The Lot may not be used for any purpose other than private, single family residential purposes.

c. **Occupancy Permit**. No dwelling upon the Lot may be occupied prior to the issuance of a final use and occupancy permit for it by the applicable governing authority and approval of the ARC.

d. **Lease**. No dwelling upon the Lot shall be leased except by a written lease. The lessee under such lease shall be bound by and subject to all of the terms, conditions, restrictions, rights, and obligations of the governing documents for the Subdivision, which shall be expressly incorporated into the lease. Upon request by the Board of the HOA (the "Board"), the owner of a Lot shall deliver to the Board within ten (10) days a copy of the lease for the Lot. Failure to comply with this restriction shall be a default under such lease.

e. **Yards and Landscaping**. Lawns shall be maintained in a neat and orderly fashion so that the grass does not become overgrown. In the event an owner of a Lot fails to maintain their lawn as provided in such fashion after three (3) days written notice to do so, the Board shall have the right to complete the lawn maintenance and the cost thereof shall be a lien against the Lot to secure the repayment of such amounts. Yard art and water features shall not be permitted in the front yard or otherwise visible from any street.

f. **Clotheslines and Lighting**. No clotheslines or clothes hanging devices shall be permitted on any Lot. Outside lights at eaves and door entrances, flood lights, and spot lights shall be permitted; provided, however, these lights must be adjusted so that the rays of any beam or floodlight shall not interfere with neighboring lots. Exterior flashing lights are prohibited. Any walkway, driveway, or landscape lighting shall be of low intensity. Seasonal decorative lighting shall be permitted only during the holiday season. Any lighting inconsistent with these restrictions must be approved by the ARC.

g. **Swimming Pools and Spas**. Swimming pools, hot tubs, and spas, either above-ground or in-ground, may be constructed or installed in the rear yard of the Lots for the use of the Lot's owner(s) ("Owner") and their guests without ARC approval so long as: (i) the location complies with the minimum setback requirements shown on the Plat for the Subdivision ("Plat"); (ii) all applicable laws, ordinances, rules, and regulations of governmental agencies are satisfied and all necessary governmental permits are obtained by the Owner at Owner's expense; (iii) such swimming pools, hot tubs, and spas are hidden from neighboring owners by permitted privacy fencing; and (iv) construction or installation is not commenced until after the commencement of the construction of the dwelling. No other swimming pools, hot tubs, or spas may be constructed or installed on a Lot without ARC approval.

h. **Outside Recreation Equipment**. An Owner may locate or install one (1) portable or in-ground basketball goal on the side of the driveway that is farther from the center of the dwelling constructed on the Lot without ARC approval. All other playground and recreational equipment (e.g., swings, slides, trampolines, playhouses) must be approved by the ARC prior to installation and must be located to the rear of the Lot.

i. **Antennas and Solar Panels**. An Owner may install an antenna or satellite dish covered by the Federal Communications Commission's Over-the-Air Reception Devices rule, as that rule may be amended from time to time, without ARC

approval. No other antenna or satellite dish may be installed without ARC approval. No solar panels shall be permitted on the Lot without ARC approval.

j. **Flags**. No flag poles shall be permitted on the Lot. An Owner may install one (1) flag mounting structure or device on the garage, side, or front of a house located on the Lot without ARC approval. The only flags permitted to be flown on such mounting structure or device shall be the official or replica flags of the United States, the state of Tennessee, and any branch of the United States armed forces.

k. **Window Units/Treatments**. All supplements to the central air conditioning system must be used, erected, placed, or maintained on the rear of the dwelling structure. No window or wall type air conditioning system shall be permitted to be seen from the street view of the Lot and all such systems shall be installed flush with the exterior wall surface. Except for blinds and curtains, all window treatments that are visible from any street or Subdivision common area ("Common Area") shall be subject to approval of the ARC, in its sole discretion.

l. **Detached and Temporary Structures**. An Owner may construct or locate one (1) detached shed in the rear yard of the Lot within a privacy fence if the ARC approves an engineered shed design plan submitted by the Owner. All other detached structures must be approved by the ARC, in its sole discretion, and located in the rear yard. No trailer, camper, garage, tent, shack, barn, shed, carport, or other outbuilding shall be erected, moved onto, stored, or used on any Lot as a residence, temporarily or permanently, nor shall any residence of a temporary character be permitted.

m. **Detention Pond**. Any detention pond or detention area, which encroaches on or lies wholly or partially within the Lot, shall not be filled, disturbed, or altered in any way by an Owner. The visible areas of these detention ponds or detention areas will be maintained and mowed within the boundaries of same as shown on the Plat.

n. **Curb Cuts and Damage**. An Owner who makes a curb cut or damages any Common Area shall be responsible for repairing same at the Owner's sole expense.

o. **Garage/Yard Sales**. Garage sales or any other similar private or public sale of goods, personal property, or services shall be held only on specified days and at specified times on a community wide basis and in accordance with any rules and regulations to be established by the Board in connection therewith.

p. **Garbage Disposal**. Trash, garbage, or other waste shall be kept in sanitary containers and shall be disposed of in a clean and sanitary manner. All equipment for storage or disposal of such materials shall be kept in a clean and sanitary condition and shall be kept inside the garage or other designated area serving the Lot. No garbage cans, trash containers, recycling containers, or any other such trash receptacles shall be placed or permitted to remain at the curb except during a twenty-four (24) hour period surrounding the designated date and time for trash pickup as set by the provider of said services.

q. **Vehicle Storage**. No mobile home, motorhome, bus, camper, boat, watercraft, trailer, dump truck, or semi-truck may be parked or stored on any street, on any driveway, or in any other location within the Subdivision except a garage, unless said vehicle is necessary for and being used in the development, construction, repair, or service of the Subdivision. In addition to the foregoing, no commercial vehicle shall be parked on any street, on any driveway, or in any other location within the Subdivision except a garage for periods of time exceeding twelve (12) consecutive hours or for more than seventy-two (72) hours in any calendar week. For the purposes of this paragraph, "commercial vehicle" shall mean any car, truck, van, or trailer not owned by or exclusively used by an Owner that: (i) is used to transport tools, materials, or supplies, (ii) is used to deliver or pick up goods, or (iii) contains onboard/built-in devices or hardware that are designed to provide maintenance, installation, or repair services.

r. **Vehicle Service**. Junk vehicles, inoperable vehicles, unlicensed vehicles not for immediate use, or vehicles of any kind in disrepair, may not be kept or parked on any street, on any driveway, or in any other location within Subdivision except a garage. Vehicles may not be assembled or serviced unless completely hidden from public view. For purposes of this restriction, "serviced" shall not be deemed to include the cleaning, washing, or polishing of a vehicle; the changing of oil, lubricants, anti-freeze, or other fluids; or the replacing of air, oil, or other filters used in the vehicle.

s. **Parking and Entertainment**. All Owners shall park their vehicles first, to the extent possible, in the garage for a Lot, if applicable, and then in the driveway. Owners shall take all steps necessary to keep garage doors closed except for such limited and reasonable periods of time which may be necessary for access and repair. Vehicles may not be parked on grass or yard areas, except while entertaining. No Owner shall permit any vehicle to remain parked on any street within the Subdivision for a period of more than seventy-two (72) consecutive hours. Any vehicle which remains parked on the street in violation of the foregoing covenant, or in violation of any other rules and regulations now or hereafter adopted by the Board, may be towed at the expense of the owner of such vehicle or the Owner of the Lot visited by such vehicle owner. The term "vehicle" as used in this paragraph shall include, without limitation, automobiles, trucks, vans, motorcycles, scooters, golf carts, and all-terrain vehicles.

t. **Livestock, Poultry, and Pets**. No animals, livestock or poultry of any kind shall be raised, bred or kept on a Lot, except that dogs, cats, or other household pets may be kept, provided they are not kept, bred, or maintained for commercial purposes. At all times when such household pet is not confined on a Lot of its owner, said pet shall be leashed or otherwise under the immediate control of the person(s) with it. It is the responsibility of the pet owner to clean and dispose of any waste produced by the pet anywhere other than on the Lot of its owner.

u. **Codes**. Each Owner shall observe all governmental building codes, health restrictions, zoning restrictions, and other regulations applicable to such Owner's Lot.

v. **Signs**. No sign, billboard or poster of any kind shall be permanently displayed upon any Lot. An Owner may temporarily display nonpolitical and noncampaign signs (e.g., "For Sale" signs) without ARC approval so long as: (i) each such sign has a surface area of six (6) square feet or less; (ii) no more than two (2) such signs are displayed per Lot; (iii) no such sign is placed outside the boundary of the Lot, within any right-of-way, Common Area, or Lot owned by another Person; and (iv) each such sign complies with rules that may be adopted by the Board from time to time. In accordance with the Tennessee Freedom of Speech Act, an Owner may display political and campaign posters and signs without ARC approval during the period beginning sixty (60) days before a general election and ending the day after the next subsequent general election so long as each such sign has a surface area of six (6) square feet or less.

w. **Hobbies**. The pursuit of hobbies that are inherently dangerous shall be conducted only in garages and such activities mut not be visible from streets, Common Areas, or neighboring lots. Activities such as the shooting of firearms, fireworks,

or pyrotechnic devices of any type or size and other such activities shall not be pursued or undertaken on any part of the Lot or upon the Common Areas without the consent of the Board, which may be granted in the sole discretion of the Board.

x. **Noise**. No Owner shall cause or allow any use of such Owner's Lot that results in noise which disturbs the peace and quiet of the Development Property. This restriction includes, without limitation, dogs that disturb Owners by barking, whining, or howling loudly and frequently, exterior music systems, public address systems, and other noise sources which disturb other Owners' ability to peacefully possess and enjoy their Lot.

y. **Nuisances**. Each Owner shall refrain from any act or use of such Owner's Lot that could reasonably cause embarrassment, discomfort, annoyance, or nuisance to the neighboring Lots. No noxious, offensive, or illegal activity shall be carried out upon any Lot.

3. Purchaser acknowledges that nothing contained in this Addendum or the Agreement shall be construed as an indication or guarantee that the ARC will approve alterations of any kind to the Lot and that the foregoing restrictions are subject to change from time to time.

4. Except as stated in this Addendum, Seller, its officers, directors, employees, agents, parents, subsidiaries, affiliates, heirs, personal representatives, successors and assigns (the "Seller Parties"), are not authorized to make, have not made and do not make any warranties, representations, promises or statements of any kind, whether written or oral, express or implied, with regard to restrictions imposed upon the Lot (the "Disclosed Matters"). In addition, Purchaser acknowledges that Seller has no duty to update, and will not update, this Addendum or the information contained in this Addendum.

5. PURCHASER AND PURCHASER'S HEIRS, SUCCESSORS, ASSIGNS AND LEGAL REPRESENTATIVES (THE "PURCHASER PARTIES") HEREBY RELEASE SELLER PARTIES FROM ANY CLAIMS, COMPLAINTS, DEMANDS, LOSSES, COSTS, EXPENSES, INJURIES OR DAMAGES THAT THE PURCHASER PARTIES MAY HAVE THAT ARE IN ANY WAY RELATED TO THE RESTRICTIONS OR THEIR EFFECTS, PRESENT OR FUTURE, AND WHICH MAY IMPACT THE LOT, OR ARE IN ANY WAY RELATED TO THE DISCLOSED MATTERS. IT IS THE SPECIFIC INTENT OF THE PURCHASER PARTIES TO FULLY RELEASE AND DISCHARGE THE SELLER PARTIES FROM ANY AND ALL LIABILITY RELATED TO THE DISCLOSED MATTERS.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

Purchaser: **Arrived Holdings, Inc**	**Seller:** **D.R. Horton, Inc.** DocuSigned by:
[redacted]	[redacted] 2/14/202

[redacted]

D.R. Horton Smart Home Disclosure

Congratulations on your new D.R. Horton Smart Home! Your new home is equipped with technology that includes some or all of the following Internet-connected devices: a programmable thermostat; a door lock; a light switch; a touchscreen smart home control device; home security devices such as door and window contacts and motion detectors; a video doorbell; a garage door opener; and a smart speaker (collectively, "**Smart Home Technology**"), all of which are integrated by an automation platform hosted by Alarm.com. Other Smart Home Technology features may be offered for an additional charge. See your D.R. Horton sales representative for complete details on the Smart Home Technology included in your home.

Some or all of the Smart Home Technology may be installed ***after closing***, by a third-party installer or manufacturer ("**Provider**"). At that time, the Provider may activate certain components of the Smart Home Technology, provide training to you on how to use the Smart Home Technology, and provide information to you regarding additional services or products available for purchase.

The Alarm.com home automation-only application (the "**App**") is included at no charge to you for 36 months following the close of escrow on your home. Thereafter, the App may be purchased directly from the Provider for a monthly fee or, if you have contracted with the Provider for security monitoring services, the App is included with such security-monitoring services.

In order to install and activate the Smart Home Technology and to provide you with training on how to use the Smart Home Technology and information regarding additional services or products available for purchase, D.R. Horton will provide your contact information to the Provider so the Provider can get in touch with you via telephone, email or U.S. mail to schedule an appointment. For the Smart Home Technology to work, you must obtain and pay for your own Internet service, and you may need to purchase compatible devices and maintain accounts with third parties for the services. The Provider will discuss these requirements with you prior to the appointment to ensure the installation and activation goes smoothly. D.R. Horton may receive compensation from the Provider if you purchase additional services or products from the Provider.

IMPORTANT INSTALLATION DEADLINE: You have *120 days* from the date you close escrow on your home (the "**Deadline**") to schedule an appointment with the Provider. If you schedule an appointment with the Provider after the Deadline, you will be required to pay the Provider's then-current labor and equipment costs to install and activate certain components of the Smart Home Technology and to train you on how to use the Smart Home Technology.

PRIVACY DISCLOSURE: In connection with your purchase of a home from D.R. Horton, we will collect certain personal information from you. To learn more about the categories of personal information we collect, and how we may use or share that personal information, please view our Privacy Policy on our website at www.drhorton.com, as it may change from time to time.

COLLECTION OF INFORMATION BY DEVICES: The Smart Home Technology may collect information about you and your use of the device. This information is collected, used and analyzed by the third-party providers of the devices and the Alarm.com automation platform. Use of such information is governed by the terms, conditions, policies and practices of such third-party providers only. D.R. Horton recommends that you carefully review your agreements with, and other terms and conditions published by, these third-party providers, as well as additional information about the Smart Home Technology by visiting www.drhorton.com/smart-home. D.R. Horton does not collect any information from these devices about you or your use of the devices.

[redacted]

I acknowledge and agree that D.R. Horton does not make any representations or warranties that any or all of the Smart Home Technology is secure, will meet any of my needs or will provide any level of physical or cyber security for my home or otherwise – even if the Smart Home Technology is working as intended.

Cell Phone #: 6153640948   Work Phone #: Home Phone #:

Email Address (primary): acquisitions@arrivedhomes.com   Email Address (secondary):

My New Home – Address /Direct Mail: 2328 Beacon Rd., TALBOTT, TN 37877
Community/Subdivision Name:

Projected Closing Date: 12/30/2022

BUYER(S):

[redacted]

DocuSign

Certificate Of Completion

Envelope Id: DE8AB27FFB0A40B3BBA73E398A29E347		Status: Completed
Subject: Purchase Agreement for Property at 2328 Beacon Rd.,		
Source Envelope:		
Document Pages: 41	Signatures: 41	Envelope Originator:
Certificate Pages: 6	Initials: 6	Home Sales
AutoNav: Enabled		1341 Horton Circle
EnvelopeId Stamping: Enabled		Arlington, TX 76011
Time Zone: (UTC-06:00) Central Time (US & Canada)		noreply-edocs@drhorton.com
		IP Address: 199.36.190.2

Record Tracking

Status: Original 12/9/2022 1:43:37 PM	Holder: Home Sales noreply-edocs@drhorton.com	Location: DocuSign

Signer Events [redacted] imestamp

[redacted]	[redacted] Using IP Address: 184.182.124.143	ent: 12/9/2022 1:43:43 PM esent: 12/9/2022 2:58:49 PM iewed: 12/9/2022 3:02:28 PM igned: 12/9/2022 3:03:25 PM

Electronic Record and Signature Disclosure:
Accepted: 12/9/2022 3:02:28 PM
ID: 675e878f-825d-405e-b2df-bd0637fae761

[redacted]	[redacted] Signature Adoption: Pre-selected Style Using IP Address: 174.212.104.63 Signed using mobile	Sent: 12/9/2022 1:43:43 PM Viewed: 12/9/2022 1:45:04 PM Signed: 12/9/2022 1:45:25 PM

Electronic Record and Signature Disclosure:
Accepted: 12/9/2022 1:45:04 PM
ID: fc4869a3-a78f-4ec3-8479-4fc6ce721cf7

[redacted]	[redacted] Signature Adoption: Pre-selected Style Using IP Address: 136.226.3.112	Sent: 12/9/2022 1:43:43 PM Resent: 12/14/2022 7:16:29 AM Viewed: 12/14/2022 7:16:39 AM Signed: 12/14/2022 7:17:19 AM

Electronic Record and Signature Disclosure:
Accepted: 12/14/2022 7:16:39 AM
ID: 9f2093c5-d729-4ae4-b1d9-0e4ac704d5a1 [redacted]

[redacted]00-0000-000000000000 12/9/2022 5:44:05 AM	[redacted] Signature Adoption: Pre-selected Style Using IP Address: 136.226.3.97	Sent: 12/9/2022 1:43:43 PM Viewed: 12/9/2022 1:44:17 PM Signed: 12/9/2022 1:46:35 PM

Electronic Record and Signature Disclosure:
Accepted: 12/9/2022 1:44:17 PM
ID: 0a017bc4-53d3-48ab-8d7d-9f1227f18e8f

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	12/9/2022 1:43:44 PM
Certified Delivered	Security Checked	12/9/2022 1:44:17 PM
Signing Complete	Security Checked	12/9/2022 1:46:35 PM
Envelope Updated	Security Checked	12/9/2022 2:58:49 PM
Envelope Updated	Security Checked	12/14/2022 7:16:29 AM
Envelope Updated	Security Checked	12/14/2022 7:16:29 AM
Completed	Security Checked	12/14/2022 7:17:19 AM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

[redacted]

CONSENT TO ELECTRONIC RECEIPT OF CONSUMER DISCLOSURES REGARDING YOUR HOME PURCHASE CONTRACT AND ELECTRONIC SIGNATURE OF YOUR HOME PURCHASE CONTRACT

D.R. Horton, America's Builder (hereinafter "we," "us" or the "Company") is required by law to provide you certain written notices and disclosures about your home purchase contract (collectively, "Disclosures"). Set forth below are the terms and conditions for providing Disclosures to you electronically. In addition, we provide you with the option of electronically executing, through the DocuSign, Inc. ("DocuSign") electronic signing system ("DocuSign System"), all documents comprising your home purchase contract including, but not limited to, the home purchase contract and related contract addenda, Disclosures, amendments and change orders (hereinafter referred to as "Your Contract"). The terms and conditions regarding such electronic signature are also set forth below.

Please read carefully and thoroughly the information below. If you can access this information electronically, to your satisfaction, and agree to receive Disclosures electronically and to execute Your Contract with us electronically through the DocuSign System, in accordance with these terms and conditions, please confirm your agreement by clicking the "I agree" button at the bottom of this document. If you do not agree, you will receive Disclosures in paper format, and you will be required to sign paper copies of Your Contract in ink. If Your Contract and Disclosures are provided to you in paper format, there will be no charge or expense to you. The terms and conditions set forth below and your agreement to these terms and conditions will apply to all transactions related to Your Contract conducted between you and the Company through the DocuSign System. **You are not required to receive or execute documents comprising Your Contract electronically.**

Right to Obtain Paper Copies

At any time, you may request from us a paper copy of Your Contract or Disclosures that we previously made available to you electronically. You will have the ability to download and print documents that we send to you through the DocuSign System during, and immediately after, a signing session and, if you elect to create a DocuSign signer account, you may access such documents for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you a paper copy of any such document, you may request a paper copy from us by following the procedure described below under "Procedure to Request Paper Copies of Your Contract and Disclosures Regarding Your Contract from the Company." We will not charge you any fees for one paper copy of any such requested document.

Right to Withdraw Your Consent

If you decide to receive Disclosures from us electronically and to execute Your Contract with us electronically through the DocuSign System, you may, at any time thereafter, change your mind and tell us that you now wish to receive Disclosures only in paper format and to execute Your Contract with an ink signature. How you must inform us of your decision to receive future Disclosures in paper format, execute Your Contract with an ink signature and withdraw your consent: (i) to receive Disclosures and (ii) to execute Your Contract electronically is described

below under "Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract."

Consequences of Changing Your Mind

If you elect to receive required Disclosures only in paper format and execute Your Contract with an ink signature, it will slow the speed at which we can complete certain steps in the home purchase transaction with you and deliver certain related services to you because we must send the required Disclosures and Your Contract to you in paper format, and then wait until we receive your acknowledgment of your receipt of such paper Disclosures and Your Contract, including any required signatures.

All Disclosures Regarding Your Contract Will Be Sent to You Electronically

Unless you tell us otherwise in accordance with the procedures described herein, all Disclosures and Your Contract will be provided to you electronically through the DocuSign System. To reduce the chance of you inadvertently not receiving a Disclosure or a document comprising Your Contract, we prefer to provide all required Disclosures and Your Contract documents to you by the same method (electronically or in paper format) and, if electronically, to one email address. Thus, you can receive all Disclosures and Your Contract electronically or in paper format via mail. If you do not agree to electronic receipt, please let us know as described below under "Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract." Please also see the paragraph immediately above that describes the consequences of electing not to receive Disclosures and Your Contract documents electronically.

Procedure to Contact the Company

You may send an email message, as described below, to support-edocs@drhorton.com: (i) to let us know of any changes as to how we may contact you electronically, (ii) to request paper copies of certain information from us, and (iii) to withdraw your prior consent to receive Disclosures and execute Your Contract electronically.

Procedure to Advise the Company of Your New Email Address

To let us know of a change in the email address where you wish to receive Disclosures and Your Contract electronically, you must send an email message to support-edocs@drhorton.com. In the body of such request, you must state: your previous email address and your new email address. We do not require any other information from you to change your email address.

In addition, you must notify DocuSign to arrange for your new email address to be reflected in your DocuSign account by following the process for changing an email address in the DocuSign System.

Procedure to Request Paper Copies of Your Contract and Disclosures Regarding Your Contract from the Company

To request delivery from us of a paper copy of any Disclosure previously provided to you electronically or any document comprising Your Contract that you executed electronically, you must send an email to support-edocs@drhorton.com and in the body of such request you must state your email address, full name, US Postal address, telephone number and property address for the home you are purchasing or have purchased.

Procedure to Withdraw Your Consent to Receive Future Disclosures Regarding Your Contract in Electronic Format and Electronically Execute Your Contract

To inform us that you no longer wish to receive future Disclosures in electronic format or that you have changed your mind regarding the use of the DocuSign System to execute Your Contract electronically, you must either:

i. decline to sign Your Contract within your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or

ii. send an email to support-edocs@drhorton.com and, in the body of such request, state your email address, full name, U.S. Postal address, telephone number and property address for the home you are purchasing or have purchased. We do not need any other information from you to withdraw your consent.

As a result of your consent withdrawal, you will no longer be able to use the DocuSign System to receive Disclosures electronically or to sign Your Contract electronically. Withdrawal of your consent will not, however, affect the legal validity and enforceability of any Disclosure that you previously received electronically or of any documents that comprise Your Contract that you previously executed electronically. Any withdrawal of your consent will be effective immediately. We will not charge you a fee for withdrawal of your consent.

Required* Hardware and Software

Operating Systems:	Windows® XP, Windows Vista®; Windows 7; Mac OS® X
Browsers:	Final release versions of Internet Explorer® 7.0 or above (Windows only); Mozilla Firefox 3.0 or above (Windows and Mac); Safari™ 3.0 or above (Mac only); Google Chrome 5.0 or above.
Mobile Signing:	Apple iOS 4.0 or above; Android 2.2 or above.
PDF Reader:	Acrobat® or similar software may be required to view and print PDF files
Screen Resolution:	1024 x 768 minimum
Enabled Security Settings:	Allow per session cookies

***These minimum requirements are subject to change. If these requirements change, you will be asked to re-accept the disclosure. Pre-release (e.g. beta) versions of operating systems and browsers are not supported.

Acknowledging Your Access and Consent to Receive Materials Regarding Your Contract Electronically and Execute Your Contract Electronically

To confirm to us that you can access this information electronically, which will be similar to other Disclosures and documents comprising Your Contract that we will provide to you, please verify, by clicking the "I agree" button below, that: (i) you were able to read this electronic disclosure and that you also were able to print this page on paper or electronically save it for your future reference and access or (ii) that you were able to email this disclosure to an address where you will be able to print it on paper or save it for your future reference and access. Further, if you consent to receiving Disclosures in electronic format and to execute Your Contract through the DocuSign System on the terms and conditions described above, please let us know by clicking the "I agree" button below.

By checking the "I agree" box, I confirm that:

- **I can access and read this electronic CONSENT TO ELECTRONIC RECEIPT OF CONSUMER DISCLOSURES REGARDING YOUR HOME PURCHASE CONTRACT AND ELECTRONIC SIGNATURE OF YOUR HOME PURCHASE CONTRACT; and**
- **I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and**
- **Until or unless I notify the Company as described above, I consent to receive and to execute through electronic means, all Disclosures and all Your Contract documents.**

D·R·HORTON
America's Builder

DR Horton Sales DHI Sales Contract Cover Page

Project: Jefferson Park
Section/Phase:
Lot Address: 2328 Beacon Rd.
Buyer: Arrived Holdings, Inc

DO NOT MARK ON THIS PAGE

598830027

2170961

11284186

CONTRACT

ADDITIONAL DOCS

Jefferson Park, Lot 27, 2328 Beacon Rd

D·R·HORTON
America's Builder

AISLE

ELEVATIONS J, E, & B

EXPRESS COLLECTION

1,927 SQ. FT. | **4** BED **2.5** BATH **2** STORY **2** CAR


J

STONE, VINYL SIDING, AND SHAKE


E

BRICK AND VINYL SIDING


B

VINLY SIDING AND SHAKE

Updated: 10-2-2020

dotloop signature verification: dtlp.us/rzap-5oV1-uFE1

Jefferson Park, Lot 27, 2328 Beacon Rd

D·R·HORTON®
America's Builder

AISLE

ELEVATIONS J, E, & B



*Sliding Glass Door
*SGD
DINING AREA
14'5" x 10'0"
OPT FPL
CFP
FAMILY ROOM
14'0" x 19'2"
DW
KITCHEN
PANTRY
PWDR
FOYER
STORAGE
WH
ENTRY
2 CAR GARAGE

First Floor



BEDROOM 4
10'0" x 12'0"
WIC
WIC
BATH 2
BATH 1
OPT D
LAUN
OPT W
CFP
BEDROOM 1
12'1" x 15'5"
STORAGE
BEDROOM 2
10'0" x 12'9"
BEDROOM 3
10'1" x 11'4"

Second Floor

CFP - CEILING FAN PREWIRE - TV JACK - PHONE JACK

D.R. Horton is an Equal Housing Opportunity Builder. Home and community information, including pricing, included features, terms, availability and a[redacted] change and prior sale at any time without notice or obligation. Pictures, photographs, colors, features, and sizes are for illustration purposes only and w[redacted] as built. Square footage dimensions are approximate. Buyer should conduct his or her own investigation of the present and future availability of scho[redacted] assignments. D.R. Horton has no control or responsibility for any changes to school districts or school assignments should they occur in the future. Updated: 10-2-2020

dotloop signature verification: dtlp.us/EdTh-3AP8-pCnM

JEFFERSON PARK


N
S
W
E
Lot 27
WAVERLY PATH
BELLE CT
EVERLEIGH CIR
BEACON ROAD
COMMON AREA
OLD ANDREW JOHNSON HWY
OLD ANDREW JOHNSON HWY
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Jefferson Park, Lot 27, 2328 Beacon Rd

D·R·HORTON
America's Builder

STANDARD FEATURE SHEET
REVISED 1/22/2021

EXPRESS COLLECTION

INTERIOR DETAILS

- 8' ceilings on first floor
- Smooth finish walls and textured ceilings
- Interior walls and ceilings receive an attractive Shell White color flat latex paint
- Interior trim receives semi- gloss in Shell White color
- Interior two panel smooth doors with round satin nickel doorknobs
- No wax Mohawk® vinyl flooring in foyer, kitchen, bathrooms, and laundry
- Mohawk® Carpet with Scotchgard® upgraded protection and 5 lb. rebond pad
- LED lighting package through-out home including over vanities & in garage
- Two convenient cable and phone outlets
- Ceiling fan pre-wires in Great Room and Bedroom 1
- Walk-in closets (may vary per plan)
- Vinyl ventilated shelving in closets
- Pull-down attic stairs (may vary per plan)
- Smoke detectors provided at each floor and bedroom and one carbon monoxide detector
- Moen® anti-scald shower valves
- 50-gallon electric water heater or gas tankless water heater (may vary per community)
- Fully drywalled garage and insulated garage walls adjacent to heated interior space- unpainted/unfinished
- Garage Door Opener Included

BATHROOMS

- Cultured marble vanity tops in bathrooms
- Elongated toilets
- Sterling® tub/shower surrounds
- Curtain rod ready
- Double Bowl Vanity in Bathroom 1
- Pedestal sink in powder room with decorative mirror and lighting (may

KITCHEN

- 30" birchwood shaker style cabinets
- Raised cabinet at microwave
- Island with cabinets (may vary per plan)
- Shaker Cabinet (Espresso or White)
- Moen® chrome single lever faucet with vegetable sprayer and stainless-steel sink
- Garbage disposal
- Durable laminate countertops with 4" edging
- Whirlpool® black standard freestanding smooth top range
- Whirlpool® black built-in dishwasher
- Whirlpool® black microwave
- Recessed ice maker connection
- LED lighting in kitchen
- Walk-in pantry (may vary per plan)

HOME IS CONNECTED**

- Alarm.com app
- QOLSYS IQ panel
- Honeywell T6 Pro Z-Wave™ thermostat
- Amazon Echo Dot
- Kwikset SmartCode888 deadbolt @ front door
- Eaton Z-Wave switch
- Skybell video doorbell
- Door chime

EXTERIOR DETAILS

- Vinyl siding including trim
- Double driveway to curb
- Raised panel vinyl shutters (may vary per plan)
- 25-year fiberglass (3-tab) roof shingles
- Insulated low E vinyl single hung windows with tilt sash and double insulated glass with grids in windows
- Raised 6 panel insulated front door painted to match shutters with satin nickel entry knob and dead bolt
- Steel-raised panel garage door
- Concrete monolithic slab foundation with 8'x10' concrete rear patio (per plan)
- Two exterior faucets
- Protected with an underlayment of Kingspan® House Wrap
- Two grounded weatherproof outlets
- Landscape package with sodded front and side yards; rear yards seeded and strawed
- Termite prevention system
- Ridge vent and soffit ventilation
- Gutters and downspouts on all homes (may vary per plan)
- Exterior walls sill sealed to minimize insect and air infiltration

GENERAL

- Structurally designed walls, floors, roof and stair system
- One-year builder limited warranty and 10-year limited structural warranty from RWC®
- Carrier® 14 SEER (Seasonal Energy Efficiency Rating) high efficiency heating and air conditioning system
- Automated electronic damper control to maximize heating & cooling efficiency (may vary per plan)
- Vented exhaust fans in all bathrooms
- Professionally engineered insulation system, includes R-38 in ceilings, R-13 in walls
- Oriented Strand Board sheathing for superior structural framing

D·R·HORTON®
America's Builder

D.R. Horton, Inc.
Deposit Form/Check Receipt

Date: 12/09/2022

Buyer's Name(s): Arrived Holdings, Inc
Sales Person: [redacted]
Loan Type:

Subdivision #: Jefferson Park **Plan:** Aisle

Job#: 598830027 **Lot/Block:** ______ **Plat:** 0027//
Address: 2328 Beacon Rd., TALBOTT, TN 37877

Verify all deposits are payable to proper account as required:

Purchase Price: $273,765.00

ATTACH CHECK HERE

(then make 2 copies of check attached on this form)

Earnest Deposits					
Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
12/09/2022				$13,688.00	$13,688.00
	12/09/2022	Wire Transfer	1111		$13,688.00
			Total	**$13,688.00**	**$13,688.00**

(No option deposits found.)
Total Collected Deposit Amount: $13,688.00

[redacted]

BLUEPRINT

JP 27

RECEIPT FOR FUNDS

Blueprint Title TN - Bank United x2085

Date: December 9, 2022

Settlement Agency [redacted]
Closer:

Property: 2328 Beacon Road Talbott, TN
Buyer: Arrived Holdings, Inc.

Amount Received: **$13,688.00**
Includes Earnest Money Deposit

Seller: TBD

From: Arrived Holdings Inc.

For: Buyer

Instrument: [redacted]

Received By: [redacted]

Account Statement

BUSINESS REWARD MONEY MARKET
SAVINGS

FIRST REPUBLIC BANK
It's a privilege to serve you®

Statement Period: September 01, 2022-
September 30, 2022

Account Number: XXXXXX[redacted]

ARRIVED HOLDINGS INC
5700 38TH AVE NE
SEATTLE, WA 98105-2209

Account Summary XXXXXX[redacted]

Beginning Balance	$0.00	Average Daily Balance	$10,656,666.67
Total Deposits and Credits	$17,519,719.27	Minimum Balance	$0.00
Total Withdrawals and Debits	$2,000,000.00-	Service Charges	$0.00
Total Checks Paid	$0.00	Interest Paid This Period	$19,719.27
Ending Balance	**$15,519,719.27**	Interest Year to Date	$19,719.27

Account Activity

Date	Description	Amount
	Deposits and Credits	
09/08	DEPOSIT TRANSFER TLR 01 BR 106 ARRIVED HOLDINGS I NC	$2,800,000.00
09/12	INTERNET TRANSFER FROM DDA# 80007594411 ON 09/12 AT 08:18	$9,200,000.00